As filed with the Securities and Exchange Commission on May 6, 2008

Securities Act File No. 333-149180

Investment Company Act File No:  ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM N-1A/A1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Pre-Effective Amendment No. ____

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Post-Effective Amendment No. ____

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and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY

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ACT OF 1940

Amendment No. ___

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WEDGEWOOD INVESTMENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

3887 Pacific Street, Las Vegas, NV 89121

(Address of Principal Executive Offices, Zip Code)

Registrant’s Telephone Number, including Area Code: (702) 622-9902

J. Michael King

3887 Pacific Street, Las Vegas, NV 89121

(Name and Address of Agent for Service)

Approximate Date of Proposed Public Offering: As soon as practical after this amendment of this registration statement becomes effective.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a) may determine.

Pursuant to the provisions of Rule 24f-2 under the Investment Company Act of 1940, the Registrant declares that an indefinite number of its shares of beneficial interest are being registered under the Securities Act of 1933 by this Registration Statement.

The SAI attached hereto contains additional information regarding the Company.

Additional information about the Fund’s investments is available in the Fund’s annual and semi-annual reports to shareholders.  In the Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.

The Funds reports or general shareholder inquiries can be obtained through calling Wedgewood collect at 702-622-9902 or through email at mdwesthaver@gmail.com ..

There is no information incorporated in this prospectus by reference.

Information about the Fund (including the SAI) can be reviewed and copied at the Commission’s Public

Reference Room in Washington, D.C., and that information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-202-942-8090. State that reports and other information about the Fund are available on the EDGAR Database on the Commission’s Internet site at http://www.sec.gov, and that copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Commission’s Public Reference Section, Washington, D.C. 20549-0102.

THE WEDGEWOOD INVESTMENT GROUP

CONTENTS OF REGISTRATION STATEMENT

This registration statement consists of the following papers and documents:

Cover Sheet

Contents of Registration Statement

Part A-

Prospectus

Part B-Statement of Additional Information

Part C-Other information and Signature Page

Exhibit Index

Exhibits

The Company’s SEC file number is 333-149180.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED FEBURARY 5, 2008

A Registration Statement related to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective.  Information contained herein is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

WEDGEWOOD INVESTMENT GROUP, INC.

Common Shares

PROSPECTUS

_______________, 2008

This prospectus describes the Wedgewood Investment Group, Inc. offering of Common Shares.

As with all securities, neither the U.S. Securities and Exchange Commission nor any state Securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus.  Any representation to the contrary is a criminal offense.

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES

The Company’s investment objective is to seek to provide long-term growth of capital.  The Company’s investment objective may be changed without shareholder approval.

The Company seeks to achieve its investment objective by investing in a portfolio consisting of common stocks. The Company will not be limited to investing in securities of companies in any particular market or on any particular exchange .. The Company’s policy is to diversify and not to concentrate in any particular industry. The Company will seek to further diversify as its investing capacity increases.

The Investment Committee utilizes a four part investment process for the Company, which integrates a rigorous qualitative assessment of a company’s character and competencies into a traditional financial analysis framework.  The Company’s investment process examines a company and its stock from four independent perspectives.

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Fundamental Analysis

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Quality Analysis

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Valuation Analysis

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Portfolio Construction

The fundamental analysis focuses on revenue growth, earnings growth, earnings stability, profitability and balance sheet strength. Companies that pass this fundamental analysis hurdle become candidates for the quality analysis.

In the quality analysis, the Investment Committee addresses an organization based on the character and competencies of the company. The Company believes that companies that demonstrate strength in character and core competencies will likely lead to their success over the competition. The Investment Committee will also focus in this portion of the analysis on a company’s corporate culture.

Once a company has passed both the hurdles set in the fundamental and quality analyses, the Investment Committee applies a valuation analysis that focuses on the appreciation potential of a company’s stock and returns. The Company believes that because the standards set by the first two steps of the investment process are so stringent, this third step of the analysis will generally result in the Investment Committee focusing on a very select group of companies for inclusion in the Company’s portfolio. In this portion of our strategy, we tend to focus on earnings growth—particularly, the relationship between a company’s price to earnings ration and the long term earning growth rate.

If a company passes all three of these screens—fundamental, quality, valuation—it becomes a candidate for inclusion in the Company’s portfolio. The Company will generally remain both highly focused in stocks that the Investment Committee believes to exhibit superior potential and broadly diversified to limit over-exposure to any one sector of the market.

PRINCIPAL RISKS OF INVESTING IN THE COMPANY

There is a risk that you could lose all or a portion of your investment in the Company. The value of your investment in the Company will go up and down with the value and prices of the companies in which the Company invests. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. There is no assurance that the Company will achieve the Company’s investment objectives.

In addition the Company is subject to the following risks:

Managers Inexperience with Investment Companies—The Company’s managers have no experience in managing an investment company. Their experience lies with the operation of non-investment type companies.   Therefore the Company may be slower to make decisions, filings and other actions which are particular to investment companies and will have to rely to some extent on the expertise of advisors outside of the Company. The Company intends to bring an experienced investment advisor/fund manger on board upon initial funding.

Stock Market Risk—Because it purchases equity securities, the Company is subject to the risk that stock prices and values will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Company’s equity securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices and value of securities issued by such companies may suffer a decline in response. These factors contribute to return and price volatility, which are principal risks of investing in the Company.

Management Risk—The portfolio is actively managed by the Investment Committee. Therefore, like all actively managed funds, the Company is subject to manager risk, which is the chance that poor company selection will cause the Company to under-perform relevant benchmarks or other companies with a similar investment objective. If the Investment Committee’s conclusions about such factors, including growth rates or securities values, among others are incorrect, the Company may not perform as anticipated.

Foreign Investing—If the Company invests in foreign securities, the Company’s investments in foreign securities and companies may involve risks that are not ordinarily associated with U.S. securities and companies. Foreign companies are not generally subject to the same accounting, auditing and financial reporting standards as are domestic companies. Therefore, there may be less information available about a foreign company than there is about a domestic company. Certain countries do not honor legal rights enjoyed in the U.S. In addition, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments, which could affect investments in those countries. Currency risk is the risk that fluctuations in exchange rates may adversely affect the U.S. dollar value of a fund's investments. Currency risk includes both the risk that currencies in which a fund's investments are traded and/or in which a fund receives income, or currencies in which a fund has taken an active investment position, will decline in value relative to the U.S. dollar. Foreign currency exchange rates may fluctuate significantly for many reasons, including changes in supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks, or supranational agencies such as the International Monetary Fund, and currency controls or other political developments in the U.S. or abroad.

Portfolio Turnover—The Company may engage in turnover and active and frequent trading of its portfolio securities and companies.   The Company presently anticipates that its annualized portfolio turnover rate will not typically exceed 50% to 75%.   A high portfolio turnover rate could result in high costs and an increase in taxable capital gains distributions to the Company’s shareholders.

Temporary Defensive Position—The Company may take temporary “defensive” positions in attempting to respond to adverse economic and market conditions.   The Company may invest any amount of its assets in cash or money market instruments in a defensive posture when the Company believes it is advisable to do so.   Although taking a defensive posture is designed to protect the Company from anticipated economic and market downturns, it could have the effect of reducing the benefit from any upswing in the economy and market.   When the Company takes a defensive position, it may not achieve its investment objective.

An investment in the Company is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FEES AND EXPENSES

Costs are an important consideration in choosing an investment. Shareholders indirectly pay the costs of operating a company, plus any transaction costs associated with buying and selling the companies and securities the company holds. These costs will reduce a portion of the gross income or capital appreciation a company achieves. Even small differences in these expenses can, over time, have a significant effect on a company’s performance.

The following table describes the fees and expenses that you will pay directly or indirectly in connection with an investment in the shares of the Company.

Shareholder Fees (fees paid directly from your investment)

Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	1%

Maximum Deferred Sales Charge (Load) (as a percentage of)	1%

Maximum Sales Charge (Load) Imposed on Reinvested Dividends [and other Distributions] (as a percentage of)	3%

Redemption Fee (as a percentage of amount redeemed, if applicable)	3%

Exchange Fee	3%

Maximum Account Fee	10%

Fee or Expense	Approximate % of Funds Raised

Working Capital/Operating Expenses	8.8%
Accounting Fees	.88%
Legal Fees	1.1%
Consultant Fees	2.22%
Travel/Printing	.22%

Example

This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year	3 years	5 years	10 years
$600	$1200	$1800	$3,300

You would pay the following expenses if you did not redeem your shares:

1 year	3 years	5 years	10 years
$300	$900	$1500	$3,000

The Example does not reflect sales charges (loads) on reinvested dividends [and other distributions]. If these sales charges (loads) were included, your costs would be higher.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Company’s portfolio holdings are disclosed on a regular basis in its semi-annual reports to shareholders, and on Form N-Q, which is filed with the Securities and Exchange Commission (SEC) within 60 days of the Company’s first and third fiscal quarter-end.  In addition, portfolio holdings information for the Company is available at www.

A description of the Company’s policies and procedures with respect to the disclosure of the Company’s portfolio securities is available in the Company’s Statement of Additional Information.

Fundamental Investment Policies and Restrictions -- The following investment limitations are fundamental policies of the Company that cannot be changed without the consent of the holders of a majority of the outstanding shares of the Company.

1.

The Company is currently a “non-diversified company” but seeks to become a “diversified company” as defined in the 1940 Act. Once the Company is a diversified company, the Company will not purchase the securities of any issuer if, as a result, the Company would fail to be a diversified company within the meaning of the 1940 Act, and the rules and regulations promulgated thereunder, as such statute, rules and regulations are amended from time to time or are interpreted from time to time by the SEC staff, or except to the extent that the Company may be permitted to do so by exemptive order or similar relief (collectively, the “1940 Act Laws, Interpretations and Exemptions”). In complying with this restriction, however, the Company may purchase the securities of other investment companies to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions.

2.

The Company may not concentrate investments in a particular industry or group of industries, as concentration is defined under the 1940 Act Laws, Interpretations and Exemptions. The Company has not policy to concentrate investments in any particular industry.

3.

The Company may not borrow money or issue senior securities (as defined under the 1940 Act,) except to the extent permitted under the 1940 Act Laws, Interpretations and Exemptions.

4.

The Company may not purchase real estate or sell real estate unless acquired as a result of ownership of securities or other instruments.  This restriction does not prevent the Company from investing in issuers that invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein.

5.

The Company may not purchase physical commodities or sell physical commodities unless acquired as a result of ownership of securities or other instruments.  This restriction does not prevent the Company from engaging in transactions involving futures contracts and options thereon or investing in securities that are secured by physical commodities.

6.

The Company may not make personal loans or loans of its assets to persons who control or are under common control with the Company, except to the extent permitted by 1940 Act Laws, Interpretations and Exemptions.  This restriction does not prevent the Company from, among other things, purchasing debt obligations, entering into repurchase agreements, loaning its assets to broker-dealers or institutional investors, or investing in loans, including assignments and participation interests.

7.

The Company may not underwrite securities issued by other persons, except to the extent permitted under the 1940 Act Laws, Interpretations and Exemptions.

8.

The Company will only invest in common stock equity securities.

9.

The Company will invest in liquid securities for at least 85% of its holdings.

The Company will initially be investing in a number of Companies including the following Companies all of which are in the process of becoming publicly trading :

Jefferson Mining

Jefferson Mining Corp. is an innovative US company whose vision is to be a leading global supplier of:

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High quality Bentonite and related specialty products for both traditional and non-traditional industries;

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Environmentally friendly minerals and value-added products for applications in environmental, medical, fuel cell technology and numerous other nanotech fields.

This diverse product offering from basic minerals to progressively engineered solutions are in immediate demand around the world for use in established industrial, consumer and cutting edge industries. Based on data provided by the Roskill 2005 report, JMC has one of the world’s largest deposits of high grade Bentonite and the only commercially viable, mineable Bidellite deposit known in the world today.  JMC’s rich Bentonite and Beidellite resource provides opportunity to build a vertically integrated business plan through primary resource extraction and marketing to value-added processing while focusing on creating value for consumers and investors alike.

JMC’s current mining assets include 100% of the Jefferson Clarno Bentonite mine located in northern Oregon, a wholly owned subsidiary in China, operating under the name of Supersorbents Industries Ltd. for processing, R & D, manufacturing value added products and distribution to global markets. JMC’s assets also include a US wholly owned subsidiary set up to manage distribution, accounting, marketing and shipping for both the mining and manufacturing operations.  All aspects of the operations are managed out of JMC’s office.

The 1,080 acre Oregon Bentonite mine has projected reserves as high as 150 million tons, which suggests a mine life of over 100 years.   It is possibly one of the largest and richest deposits known in the world today with very little over burden, which allows for very inexpensive extraction costs.   The mine is located near, rail, major highways and water transportation, which allows easy access to western markets and to international shipping ports along the lower Columbia River.

The term Bentonite was first used for a clay found in about 1890 in upper Cretaceous tuff (volcanic rock) near Fort Benton, Wyoming.  The main constituent, which is the determinant factor in the clay’s properties, is the clay mineral montmorillonite.  This in turn, derives its name from a deposit at Montmorillon, in Southern France.

Bentonite is actually a basket term for a series of clay minerals that typically form from the alternation of volcanic ash.  These clay minerals are called smectites, of which montmorillonite is often a main constituent.

Some of Bentonites key markets include the following:

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Foundry: Bentonite is used as a bonding material in the preparation of molding sand for the production of iron, steel and non-ferrous casting. The unique properties of bentonite yield green sand moulds with good flowability, compactability and thermal stability for the production of high quality castings.

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Cat Litter: Bentonite is used for higher quality cat litter, due to its advantages of superior odor control and its ability to absorb refuse, while forming clumps that can be easily removed, leaving the remaining product intact for further use.

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Ditches and Ponds:  Bentonite is superior in sealing ditches and ponds, to prevent water loss.  With growing water shortages, and proposed major new water storage projects in the west, this should become a major market.

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Pelletizing: Bentonite is used as a binding agent in the production of iron ore pellets. Through this process, iron ore fines are converted into spherical pellets, suitable as feed material in blast furnaces for pig iron production, or in the production of direct reduction iron (DRI).

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Construction and Civil Engineering: Bentonite in civil engineering applications is used traditionally as a thixotropic, support and lubricant agent in diaphragm walls and foundations, in tunneling, in horizontal directional drilling and pipe jacking.  Bentonite, due to its viscosity and plasticity, is also a key ingredient in Portland cement and in mortars.

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Environmental Markets:  The use of Bentonite in environmental applications is growing rapidly.   Bentonite’s adsorption/absorption and water sealing properties are very useful for wastewater purification and in blocking the migration of water into, and contaminants out of landfills and contaminated groundwater sites. Common environmental directives require the emplacement of water flow barriers, or seals, which contain Bentonite, as a sealing material in the construction and rehabilitation of landfills to ensure the protection of groundwater from the pollutants. Bentonite is the active protective layer of geosynthetic clay liners.

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Drilling: Another conventional use of Bentonite is as a mud constituent for oil, minerals and water well drilling. Its roles are mainly to seal the borehole walls, to remove drill cuttings and to lubricate the cutting head.  With the currently growing demand for energy and minerals, this market will continue to grow.

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Oils/Food Markets: Bentonite is utilized in the removal of impurities in oils where its adsorptive properties are crucial in the processing of edible oils and fats (Soya/palm/canola oil).  In drinks such as beer, wine and mineral water, and in products like sugar or honey, Bentonite is used as a clarification agent.

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Agriculture: Bentonite is used as an animal feed supplement, as a pelletizing aid in the production of animal feed pellets, as well as a flowability aid for unconsolidated feed ingredients such as soy meal.  It also is used as an ion exchanger for improvement and conditioning of the soil. When thermally treated, it can be used as a porous ceramic carrier for various herbicides and pesticides.

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Pharmaceuticals, Cosmetics and Medical Markets: Bentonite is used as filler in pharmaceuticals, and due to its absorption/adsorption functions, it allows paste formation.  Such applications include industrial protective creams, calamine lotion, wet compresses, and anti-irritants for eczema. In medicine, Bentonite is used as an antidote in heavy metal poisoning.  Personal care products such as mud packs, sunburn paint, baby and face powders, and face creams may all contain Bentonite.

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Detergents:  Laundry detergents and liquid hand cleansers/soaps rely on the inclusion of Bentonite, in order to remove the impurities in solvents and to soften the fabrics.

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Paints, Dyes and Polishes: Due to its thixotropic properties, Bentonite and organoclays function as thickening and/or suspension agents in varnishes, and in water and solvent paints.  Bentonite’s adsorption properties are appreciated for the finishing of indigo dying cloth, and in dyes (lacquers for paints & wallpapers).

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Paper: Bentonite is crucial to paper making, where it is used in pitch control, i.e. absorption of wood resins that tend to obstruct the machines and to improve the efficiency of conversion of pulp into paper as well as to improve the quality of the paper.  Bentonite also offers useful de-inking properties for paper recycling. In addition, acid-activated Bentonite is used as the active component in the manufacture of carbonless copy paper.

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Catalyst: Chemically-modified clay catalysts find application in a diverse range of duties where acid catalysis is a key mechanism.  Most particularly, they are employed in the alkylation processes to produce fuel additives.

Three officers and directors of Jefferson are also officers and directors of Wedgewood Investment Group, Inc. (M. Westhaver, E. Lawson and B. Lawson) Those same individuals have made individual investments and are controlling shareholders of Jefferson. Wedgewood Investment Group, Inc. has acquired 25% of Jefferson.

See resume’s of Michael Westhaver, Hon. Edward Lawson and Beverley Lawson elsewhere in this memorandum.

David E. Brown, RG

Mr. Brown has over thirty years experience as a geologist supervising projects throughout the Western United States.  Projects have included: budgeting, management, and design of field efforts for resource evaluation and exploration for: precious metal projects throughout the Western United States, including both placer and lode mines; industrial minerals, including aggregate; silica, graphite, and bentonite clay; and geothermal exploration and development projects.  Budgets have ranged to over one million dollars.

Since 1990, Mr. Brown has been employed by David Brown & Associates, Inc.  Prior to this he has been employed with SRH Environmental Management, Pinnacle Geotechnical and the Oregon Departments of Geology and Energy.  He is registered as a Professional Geologist in Oregon, Idaho, California and Washington and has been published in excess of 20 times.  He has also received numerous honors including most recently as Presenter, Washington DOE Hydrology Seminar, 2003.

Recent projects include active exploration and permitting for precious metal projects in Montana; Mammoth Lakes, California; Northern Nevada, Baker City, Oregon; Grants Pass, Oregon; and Ketchum Idaho.  Recent Industrial Mineral projects include work in Ridgefield Washington; Yakima, Washington; Dallesport, Washington; Selah, Washington; Grants Pass, Oregon; and Clarno, Oregon.  Recent geothermal projects include work in Oregon, California, Nevada, and Arizona.

Mr. Brown has limited the practice of his firm to those tasks associated with the evaluation and siting of mining and geothermal projects.  As such, he has either performed or directly supervised exploration, evaluation, and development of a number of resource sites throughout the Pacific Northwest.  In recent years, these include: evaluation of natural resources ranging from industrial minerals (sand and gravel, shot-rock quarries, dimensional stone, silica, clay, graphite); to precious metals (gold, silver, tungsten, platinum); and geothermal.

Gert Glende

Mr. Glende has extensive experience in manufacturing and production.  He has a history of utilizing government contact for the importation of raw materials and working with Universities and government labs in R & D.  He has developed house brands for retail and business to business products and has worked extensively with Korean, Taiwanese and Chinese personnel.  He has worked in the areas of plant design and construction and product development.

Since 2000, Mr. Glende has been working with Chemists to develop value added Bentonite through reconstructing and converting.  Previously he has assisted in China’s development of Thermal Paper Plants and opening the North American market to such products.  He has also worked with the Plastic Recyclers Council of California and built recycling plants in China providing technology, raw materials and marketing.

Yang Kou Bao

Mr. Bao has extensive engineering and managerial experience. He attended the Shanghai governmental light-industry college.

From 1992 until 2005 Mr. Bao worked for Shanghai Nan Yuan Yin Fong Paper Products Co., Ltd. as senior engineer and general manager.  In this position he set up a new company which sold retail products.  Prior to 1992, Mr. Bao worked at the Shanghai Li Ming Paper Mill as manager and mechanical engineer.  In this capacity he managed a 500 worker paper mill and was tasked with solving mechanical problems and improving technical facilities.

Andrew Kang

Mr. Kang has an extensive background in engineering including mechanical, industrial and manufacturing system engineering.  He has experience in starting of initial plant construction and expansion of construction phases, setting up functional departments and training such departments, establishing quality systems, construction technical service networking and providing customer service, consulting and training and operations management.

Mr. Kang has been working at Supersorbents since 2004 and was previously with Kang Na Hsiung Enterprise (Shanghai) Co., Ltd. as OEM account manager.

Mr. Kang has received an MS in Manufacturing System Engineering and a BS in Industrial Engineering fro Louisiana State University and a BS in Mechanical Engineering from St. John’s & St. Mary’s Institute of Technology.  He has been a member of the Society of Manufacturing Engineer, ASME and an ISO Certified Internal Auditor.

Slyde Films

Slyde Films Inc. is a Nevada-based, privately held Entertainment Company operating in the entertainment and media sectors. Slyde Films Inc. primary business is managing the development, production, marketing and distribution of motion picture content. Its activities include: a production division that oversees the development and production of original film content; a distribution division that oversees the liquidation of rights to film content through domestic and international distribution channels; and a design, marketing & interactive services division that produces material to support productions.

Slyde Films Inc. objective is to create cost-effective media and media-related applications that have more than one revenue stream. Slyde Films Inc. focuses on bold, provocative media projects developed for an international audience - the Slyde Films Inc. horror film slate is the first of many types of films Slyde Films Inc. will create during its lifetime. Utilizing the management’s strengths in end-to-end operations of all media sectors allows for the effective stewardship of the resources involved in the development, production, marketing and distribution of media and its ancillary products.

Slyde Films Inc. will develop a slate of original motion pictures in various genres. Slyde Films Inc. currently owns the properties for the original horror ‘Rare Breed’, a psychological thriller, a western and a dark comedy/drama, all of which will be feature films.

The Slyde Films Inc. brand of specialty horror and psychological thriller, western and dark comedy films will capitalize on the international popularity of each genre, combining the sensibilities and appeal of mainstream movies with art-house cinema.

Slyde Films Inc. films converge at the point of novel idea and original style, with a vision for shockingly sober horror stories grounded in modern reality – a point where the fantastic and surreal meet the resonance of the everyday; a place where it is impossible to escape from the realization that this is life. Slyde Films Inc. has been in development on the film slate since fall 2006 – to discover the initial project, ‘Rare Breed’ and relationships built throughout the industry.

At the core of Slyde Films Inc. are the founders – Nels Lennarson and Kyle Cassie whom bring to the company successful entrepreneurial experience, in-depth expertise in motion pictures, brand development and marketing intelligence, and end-to-end operation of related media sectors. Management is supported by an Advisory Team of entertainment industry executives who counsel and bring important relationships to the company, and by strategic relationships with first-rate film production individuals.

Slyde Films initial project is “Rare Breed”. This thrilling character driven horror is an original blend of excitement, suspense, and terror. This unique creature intensive horror is full of blood, guts, and black comedy.

Rare Breed follows a small group of young college students on a field-study assignment to a humane turkey farm. The students find themselves struggling to survive against genetically mutated beasts.  This story carries a sardonic sense of humor as the kids react to the deadly serious monsters.

Amy, a young college student and a few of her classmates visit Gus’s turkey farm and are led on a tour by Deputy Andy.  The tour is cut short when an awful ear-piercing cry rings out in the distance, which causes Deputy Andy to leave the group to investigate.  After a number of hours of waiting and Andy having not returned, the students decide to head for home, only to find one of the students missing.

A torrential downpour has flooded the only road back to town and they’re all forced to spend the night at Amy’s house conveniently about a mile down the road.  Amy’s mother prepares a beautiful Thanksgiving Day feast that is abruptly interrupted by terrifying mutant beasts.

After escaping the massacre of Amy’s family, they get away only to face more attacks and are eventually rescued by the unsuspecting Gus. Gus takes them to the refuge of his farm where they uncover the heinous origins of these creatures and discover Gus’ true intentions. Through the demise of almost all the students, Amy is exposed to the abomination that Gus has kept hidden for years.

Nels Lennarson

Originally from Edmonton, Nels moved to Vancouver in 1998 to pursue acting. After a year of intense study in the theater department at the University of Alberta and two years of business school at Algonquin College in Ottawa with a Marketing Major before that, Nels discovered that he was staring at a long and fruitful career in film ahead of him.

Nels has acted in over thirty feature films including blockbuster films such as Sean Penn’s ‘The Pledge, the Wayan Brothers’ ‘Scary Movie’, James Wong’s ‘Final Destination III’ and Stuart Townsend’s ‘Battle in Seattle’. He has also acted in over twenty-five TV shows including ‘Stargate’, ‘Masters of Horror’, ‘ER’ and Scott Free Productions mini –series ‘The Andromeda Strain’.

Nels produced his first short film, ‘Internecine’, with business partner Kyle Cassie in 2000, before moving to LA.  He then produced ‘State of Fate’ in 2005 back in Vancouver. Nels has also produced a heavily dramatic ‘Anti- Heroine Abuse’ P.S.A. and a number of comedic shorts including, ‘Bachelor Plaid’, ‘Spare Penny’, ‘Man Trap’ and ‘Portrait of a Rebound’.

Kyle Cassie

Kyle was born and raised in Vancouver and has spent his life in the arts. He’s participated in over ten productions in theater throughout and after high school, and then decided to pursue his passion for acting in film.

Kyle got his first role in 1998 and proceeded to act in over forty films and TV shows. Some of his feature films credits include ‘Vice’ with Michael Madsen and Darryl Hannah, Posessed with Nicolette Sheridan, ‘Children of the Corn; Revelation’ and ‘Lost Boys 2’ with Warner Brothers. His television credits include ‘Dead Zone’, multiple episodes of ‘Stargate’ and recurring roles on Gene Roddenberry’s ‘Andromeda’ and Douglas Copeland’s ‘J-Pod’ among others. Growing restless with acting in only other people’s projects, Kyle started screenwriting in early 1999 and wrote a number of shorts both comedic and dramatic that he and business partner Nels Lennarson have produced. Some of these include an intense ‘Anti-Heroin Abuse ‘P.S.A. and a number of comedic shorts including, ‘Bachelor Plaid’, ‘Spare Penny’, ‘Man Trap’ and ‘Portrait of a Rebound’. Kyle also produced a spec commercial for Big Rock brewery in 2004.

Rob Danard

Rob is an entrepreneur and business development specialist that brings over ten years of diverse experience in both the private and public sectors. He started his career in the world of online technology founding one of the first social networking sites, a wireless encryption company and a media and entertainment marketing company.

Prior to joining Slyde Films Mr. Danard had been working as an independent consultant to Baron Investment Bank assisting in valuations, assessment and deal flow analysis. His critical responsibilities will include shareholder management, strategic relationships, recruitment and marketing.

Travis Baumann

Travis Baumann started his career in Visual Effects in late 1994.  With a degree in Cinematography and an aptitude for computers, he found an entry point into the then burgeoning digital effects industry with the Computer Film Company based in Los Angeles.   His early tasks involved Digital Matte Paintings as well as wire removals and digital clean up.  His first features were “Water World” and “Matilda” as well as support rolls supplementing the I/O department on “Braveheart” and “Mary Reilly”.

Once access to the higher-end computer systems was achieved, the “flood gates” opened and through self instruction soon was compositing and designing on many of the films which came through CFC-LA’s doors such as “The Big Lebowski”,  “The Insider”, and “Almost Famous” to name a few.

In 1997 he traveled to the East Coast to broaden his horizons and work on “Star Ship Troopers” for Mass Illusion which was in the process of a buy-out via Manex.  After that stint, Travis came back to Los Angeles, once more for CFC-LA but Manex would follow him back and purchase CFC-LA just as production on the first “Matrix” film was coming to a close.

It was at this time that a project close to Travis’ heart came into the company: “Crouching Tiger, Hidden Dragon”.  Being a long-time Asian Cinema fanatic, this was a dream job and he pushed himself further than ever before.  All this hard work and personal attachment paid off with the recognition of the work in the form of a Nomination of the British Academy Award for Film and Television or BAFTA.

Just as work was beginning on the sequels to the “Matrix”, Manex fell on hard times and it was necessary to part ways with the remnants of the original team and strike out on his own.  Sci-Fi has always been one of his great joys, so when The Asylum asked him to take lead on “Minority Report” he jumped at the chance.  Travis was instrumental in the design of the computer that can “scrub” visions of the future and help catch murderers.  In conjunction with several other companies designing elements, it was Travis that took all of these isolated pieces and put them together to form the interface and action that appears in the final movie.

After several other challenging projects at Asylum, such as working with both Scott brothers simultaneously (“Black Hawk Down” and “Spy Game”) and designing opening titles for Joel Schumacher’s “Phone Booth”, Travis moved on to work with premiere German production company Das Werk on two hi-end commercials for Germany.

Comic books have always had an influence on Travis with their graphic story-telling and limitless potential.  When Kodak’s Cinesite called with work on X-men II, Travis moved over to their base of operations in Hollywood to design and execute the fire-throwing abilities of the young “Pyro” character.  Helping out on dozens of additional shots, he single-handedly dealt out over 20% of the work on that show (out of a house of 200+ artists).

After X-men, he moved to CIS Hollywood to work on a number of features including the first “Pirates of the Caribbean”, “Paycheck”, and “Matrix-Revolutions”.  He then moved over to Digiscope in Santa Monica to work on “Van Helsing” and “Racing Stripes”.

Travis has always been involved with the underground Industrial-Gothic music scene and was asked by legendary experimental rockers “Skinny Puppy” to design a live projection system and accompany them on tour.  Designing all the of the imagery and building the projection system (slaved to the keyboards via Midi but still allowing “live VJ’ing”) allowed Travis to experiment with live media and to tour with the band through-out the US and Europe.

Upon returning to Visual Effects, Travis broke out on his own, landing Compositing Supervisor on “Southland Tales”, an ambitious Sci-Fi feature from Richard Kelly, the mind behind “Donnie Darko”. Immediately after principal photography completed, he was approached by Lake Shore Entertainment to be Visual Effects Supervisor on “Crank”, an entirely digitally acquired feature using Sony’s new HDSR format and cameras.

Travis was solely responsible for the planning and execution of all on-set visual effects as well as coordinating with the physical effects, stunts, and makeup departments to pull off the ambitious effects the two unconventional directors on the film had dreamed up.

Once Post Production on Crank began, Travis set up a small facility utilizing Discreet Logic’s Flame and Combustion as well as Maya for CGI applications and single-handedly completed all 110 shots on “Crank” as well as the 390 shots delivered for “Southland Tales”.

During this time Travis also acted as consultant and/or artist on many projects including the films “300” and “Where the Wild Things Are”, television programs including “Scrubs” for NBC, video games including projects for THQ, and special projects including a specialized video for the U.S. Army and a feature length documentary on the impact of video games on today’s society.

After completing over 500 shots on his own and building a facility from scratch, Travis grew to appreciate involvement with a facility that could work with him to mutually further each other’s talents and abilities.  Digiscope had provided that environment in the past and when they called, he rejoined forces with them in October of 2006 to work on “The Reaping” and “Georgia Rule” amongst other projects.

Currently, Travis works with Digiscope as a Visual Effects Supervisor, Effects Artist, and Designer and he is supplemented by a team of dedicated Effects Artists and Post Production specialists, each of whom share his interest in film as well as comparable skill sets and resumes, allowing them to take on and execute any task.

Brian Penikas

For over 20 years, Brian Penikas has made a career of bringing interesting characters to the big and small screens with the use of Special Make-up Effects and Make-up and Monsters Studios. His career began as an assistant to many of Hollywood’s top make-up artists, including Stan Winston, who many call the Grandfather of special effects.

In recent years, as Creative Director for Make-up and Monsters Studios, Penikas and his team have contributed their talents to such projects as: ‘Batman and Robin’, ‘Jeepers Creepers’ 1 & 2, ‘Man on the Moon’, ‘Galaxy Quest’, ‘the General’s Daughter’ and others. In past years Penikas has also worked on such films as: ‘Aliens’, ‘Pirates of the Caribbean’ 2 & 3, ‘Mars Attacks’ and many more. Every project presents new creative challenges and Brian says he “feeds on “and welcomes those challenges.

There are no significant relationships between the officers/directors of Slyde and Wedgewood Investment Group, Inc. Wedgewood has purchased 30% of Slyde.

White Mountain Development Corp

White Mountain Development, Corp, (WMDC) is a technology and product development company engaged in the invention, engineering, development and commercialization of new products in the field of alternative energy.  Based upon the many technological breakthroughs and pioneering inventions, WMDC is quickly establishing a leadership role in the development of proprietary energy alternatives.

WMDC has designed, developed and built working prototypes of their inventions, which will enable the rapid commercialization of their products, such as; various proprietary methods of hydrogen production and hydride storage, as well as hydrogen fuel cell systems and designs.

WMDC has established a multi-disciplinary business, a scientific and technical organization to commercialize products based upon the technologies, which have enabling proprietary technologies in the important fields of alternative energy production/generation and storage.

WMDC plans to sell their revolutionary products through their subsidiaries, joint venture companies, and through licensing arrangements with multinational conglomerates throughout the world. In addition, in support of these activities, WMDC is engaged in research and development, production and demonstration units of their products, as well as, designing and building test production machinery. WMDC’s patent portfolio will soon include basic and fundamental patents applicable to each of their business segments.

WMDC seeks to create environmentally friendly, inexpensive power sources for use by industry and individuals for a range of automotive, aerospace, power storage and other industrial and personal applications.

Hydrogen is the ideal fuel as it is the most abundant resources in the known universe, however, hydrogen is not found in nature by itself, it naturally combines with other elements and must be produced.  As of 2005, the economic value of all hydrogen produced worldwide was about $135 billion per year with a growth rate of about 10% annually.

WMDC has a revolutionary method to produce hydrogen fuel and will soon be applying for several patents to protect this production methodology.

Many view the storage of hydrogen as a main technological problem of a viable hydrogen economy.  WMDC has a new, practical approach to store hydrogen in a safe and economical manner using a family of efficient metal hydrides based upon proprietary technology whereby hydrogen is stored at low practical pressures.

In 2008 WMDC intends to become  publicly traded on a U.S. exchange.

Jason Watkins

Mr. Watkins is a powerful visionary adept at fusing innovation and business intelligence for new product creation. His areas of expertise include overall business management, new business development, information systems planning and execution, software programming and development, strategic planning, financing, alternative fuels research and development and reverse engineering.

From 2001 to the present, Mr. Watkins has been the Chief Development & Technology Officer for Lucrative Technology, Inc.   At Lucrative, Mr. Watkins was responsible for all enterprise-wide IT activities including: applications/product development, network operations and performance; maintenance of company’s multiple data centers; infrastructure design and architecture; and support/help desk operation.

Prior to that Mr. Watkins was the Chief Executive Officer and Chief Technology Officer for Freetradez, Inc. and the Chief Technology Officer for Independent Market Makers, Inc. He has a strong business acumen and ROI-orientation with a history of identifying and recommending new technologies and business opportunities that have yielded revenue.

There are no significant relationships between the officer/director of White Mountain and Wedgewood. Wedgewood has purchased 40% of White Mountain.

Radiant STP Solutions Private Limited.

Radiant’s core competency will be in data collection, reconciliation & exception management, and process automation. Although, with the convergence in the technology bound to happen, Radiant will also be a major player in other market segments within Financial Services Institutions (FSI) such as corporate actions processing, workflow or business process management and business activity monitoring. Electronic Trade Confirmations (ETC), Custodian Notifications, Hedge Fund Notifications, et.

There will be three product suites:

1. Data Collection, Formatting and Routing (DCFR): eliminates the hassle of collecting statements of holdings and transactions from custodian banks. The service, which is made available to investment managers on a subscription basis, replaces the delivery of hard copy and faxed statements from custodians. It can also replace the use of multiple custodian workstations or browser-based solutions. Instead, investment managers receive consolidated electronic transmissions of data collected on the manager’s behalf by a single supplier, Radiant’s DCFR service. Apart from the being available as an ASP solution, DCFR will be available as a stand-alone product or as an integrated component of the Reconciliation and Exception Management Solution (ReXeptions).

2. ReXeptions ‘Lite’: This module will comprise of 2 components: Reconciliations: facilitates automated reconciliation which automates the reconciliation of securities holdings, transactions and cash between the books and records of an investment manager or hedge fund and its custodian banks and/or prime brokers. This module will be available as a hosted solution (ASP) or as a licensed solution. Exception Management : constitutes activities where institutions deal with errors or anomalies associated with unsuccessful transactions or trades, in order to maximize capital positions and avoid potential liabilities from market movements, customer commitments and legislative action.

3. ReXeptions ‘Gold’: ReXeptions ‘Gold’ is the “best of breed” solution to satisfy straight through processing needs. The combination of financial messaging, Business Process Management (BPM), Business Activity Monitoring (BAM), Enterprise Application Interface (EAI) capabilities and pre-built STP workflows makes for a solution that is very robust. The workflow engine, reference engine, matching engine, state management engine, transformation capabilities, pre-built adapters and interfaces make for an extremely flexible solution that works in concert with existing applications. ReXeptions ‘Gold’ operates in a ‘Transaction Lifecycle Management’ paradigm, wherein it views everything from a transaction perspective and not a message perspective. This means it inherently understands that every message in a system is part of a bigger transaction. This functionality is delivered via a very sophisticated State Management Engine which provides flexibility to define your own transaction states. The State Management Engine has the ability to support dynamic linking. This feature enables state linking at the message, transaction and process level. Transaction states can be invoked via several mechanisms; business rules, workflows, events and queues.

Mr. Shah – CEO – Product Management and Professional Services

Mr. Shah has over 8 years of experience in sales and in implementing large scale Business Process, Business Activity Monitoring & Reconciliation solutions at various banks, securities and Investment Management firms. He is currently a Manager at a large Consulting firm in the Capital Markets Group. He proposed, developed and leads ‘Reconciliation and Exception Management’ service offering across all market channels in capital markets (Banking, Investment Management, Broker/Dealer, and Insurance & Energy). This offering has grossed over $3MM is direct sales and is growing very strongly. Prior to joining the consulting firm, Mr. Shah was Vice President – Pre-Sales & Senior Product Specialist for a leading Straight Through Processing (STP) solutions provider servicing world’s leading financial institution. He was responsible for strategy to integrate the Application Technology to the firms’ infrastructure and architecture.

Mr. Shah was an Assistant Vice President at Citicorp (New York), He performed roles of an analyst and implementation head. Here, he got exposure to the sales and operations of a reconciliation service bureau. He worked extensively on FIX, SWIFT & ISITC messaging standards. Mr. Shah is a member of The Downtown Association ( http://www.thedta.com ) whose membership has always been drawn from among the leading individuals of the New York business community. The club has reciprocity with several prestigious clubs globally such as The Harvard Club, Yale Club, Union League Club of New York, The Carlton Club (London), etc. Mr. Shah is also a member of The Corporate Actions Division of the Securities Industry Association Mr.. Shah has a masters degree in Management Information Systems from Baruch College, Zicklin School of Business, New York and has a bachelors degree in Commerce from Mumbai University, India.

Mr. Sloan – Managing Director – Head of Professional Services & Sales

Mr. Sloan has over 8 years of experience is selling and implementing reconciliation, data collection and routing solutions. He is currently a Vice-President at a leading Reconciliation & Exception Management solutions provider responsible for sales as well as heads the professional services group. He specializes in targeting solutions to financial services institutions; especially tier II & III Asset Managers, including hedge funds. He has been instrumental in growing the sales revenue by 40% since his arrival by introducing new markets to his firm. His responsibilities include sales development (proposals, presentations, etc.), pipeline management, product development, marketing, and demand creation. Prior to joining the current firm, Mr. Sloan was a Project Manager a leading Straight Through Processing (STP) solutions provider servicing world’s leading financial institution. He was responsible for planning, implementing and supervising various projects involving the automation of the client’s reconciliation and exception management and assist them in achieving STP. Mr. Sloan was an Assistant Vice President at Citicorp (New York). He performed roles of an analyst and implementation head. He oversaw the implementation of several projects including CitiGroup (Traveler’s Insurance), John W. Bristol, and Nomura Asset Management. Mr. Sloan has a Graduate degree in Electronics Engineering from ECPI College, Hampton, Virginia

1WayFx Corp

1WayFx Security Solution specializes in applied cryptographic research.  Based on the proprietary cryptosystem, 1WayFx Security Solution enables users to deploy E-Commerce applications and utilize Web Services, guaranteeing 100% safety and security by preventing and eliminating fraudulent transactions and identity theft through the implementation and use of our breakthrough technology.

This cryptosystem could become the standard in the banking, payment solutions (credit cards), digital movies streaming and would be a major asset to the Radiant reconciliation software being developed for the financial industry.

Marius Ionescu, President

Marius Ionescu is a former mathematics university professor at Transylvania University in Romania and has over 20 years extensive experience in the high technology and computer industry.

His research is focused on computational complexity and cryptology.

Based on his solution to the well-known mathematical ‘P vs. NP Problem’, considered by The Clay Mathematics Institute one of the millennium problems (www.claymath.org/millennium), the associated cryptosystem is the foundation of the 1WayFx Security Solution.

Prior to founding the company, Mr. Ionescu was a contractor for IBM Rational.

There are no significant relationships between the officer/director of 1WayFX Corp and Wedgewood. Wedgewood has purchased 40% of 1WayFX Corp.

MANAGEMENT OF WEDGEWOOD INVESTMENT GROUP

The following are the Officers and Directors of Wedgewood Investment Group, Inc. and are all primarily responsible for the day to day management of the Company’s portfolio.

None of the following have any experience as an investement advisor or portfolio manager.

Hon, Edward M. Lawson— Director /Chairman

The Honorable Edward M. Lawson served in the Federal Parliament of Canada for thirty-four years as the longest serving senator in British Columbia's history. He sat as an Independent Member of the Senate for thirty-three years and joined the Liberal caucus in 2004.  Previously an active investor in some of Wedgewood Investment Group subsidiaries since 2004, Senator Lawson joined Wedgewood Investment Group in September of 2007.  Until officially joining the firm as President and Director, Senator Lawson acted as an active member of its board of advisors.

Senator Lawson had a career for forty years as a Trade Union Representative with the International Brotherhood of Teamsters serving in a variety of capacities, starting as a Business Agent on Construction. While serving as an International Vice President representing working men and women in North America for over twenty years, he was a founding Director of the Canadian Conference of Teamsters for fourteen years In recognition of his service, Senator Lawson was awarded the James R. Hoffa Lifetime Achievement Award presented in 2003 at the 100th anniversary of the International Brotherhood of Teamsters in Washington, D.C. He retired from the labor movement in January 1992.

Senator Lawson also holds positions as a director of a number of Canadian companies. Most notably, for more than twenty-six years, he served on the board of Northwest Sports, which operates the Vancouver Canucks hockey team in the NHL. Senator Lawson was also one of the founding members of the Vancouver Police Foundation in 1976. He currently works as Chairman of the Board and Senior Partner of Impact Capital Partners Ltd.

Throughout his career, Senator Lawson has been active in many charitable and community organizations throughout North America, including Variety Club, The Children's Charity, The Lions Society for Crippled Children, The Zajac Foundation, Child Help, U.S.A., and The JOHNS Society of San Diego. As a result of his long-standing hobby of writing and performing comedy, Senator Lawson is considered a humorist and enjoys sharing it with others.

Beverley J. Lawson—Secretary/Director

Ms. Lawson, with a background in retail sales, has coordinated and managed personnel and a credit department for a chain of photo stores in Western Canada.

A graduate of University of British Columbia with a B .Ed Secondary, she worked for the Vancouver School Board for seventeen years as a teacher with five years as Department Head at Windermere Secondary School.  Ms. Lawson was responsible for budgets, purchasing and supervising Fine Arts, Commercial Design, Photography, Music and Drama personnel.

Ms. Lawson’s focus on fundraising for charity began when she was elected to several terms of the Executive Board for Variety – The Children’s Charity in B.C. She established the Annual Variety Club Auction which has raised in excess of $1.5 million dollars.  She is active in several other charitable organizations in Canada and the U.S.

Michael D. Westhaver— President/CEO/ Director

Mr. Westhaver has been involved in international business for the past 25 years encompassing all aspects of mergers and acquisitions, finance and business development. A seasoned professional in building corporations from concept to profitable enterprises in a variety of industries has been his forte in USA, Canada and China.

Assessing opportunities, building teams to carry out strategically developed business plans, structuring corporations and raising funds has been his main focus over the past ten years.

Mr. Westhaver is a director of numerous private firms and has served on the Advisory board of many private and public companies over the past 20 years.

Starting out in Architecture and being brought up in the development business has given Mr. Westhaver a unique perspective and approach on new business ventures.

Being a quick study and able to assess opportunities and new technologies in their infancy, has taken Mr. Westhaver around the world in industries such as RNA/DNA Sequencing, Battery Technology, Electric Vehicles, Mining, Property Development and Nano-technologies.

Mr. Westhaver is a team leader and builder of corporate teams.

Paul Jacobson — Director/CFO

Mr. Paul Jacobson has been with Canadian Western Bank for over a decade and is presently an Assistant Vice-President and the acting Manager of the Equipment Financing & Leasing Department.

Mr. Jacobson is in charge of all aspects of portfolio management which includes deal structuring, risk management, legal, underwriting, costing, and the management and administration of the Industrial team which he oversees at the branch. His experience is extensive in all aspects of financing, including industrial loans, corporate loans, syndication, securitization, operating loans, real estate, commercial and consumer loans, for both public and private enterprises. He is able to draw on his wealth of knowledge and keen insights to provide a complete business financial advisory service. This includes assisting businesses in obtaining the best financial arrangements available in the marketplace, working to bring equity sources, government financing, leasing outlets and lenders together.

Mr. Jacobson is a Graduate of Distinction from the University of Alberta with a Bachelor of Commerce Degree in Finance, and has completed level II of the Chartered Financial Analyst Program.

Michael J. Riley—Outside/Non Interested Director

Michael J. Riley is an outside/disinterested Director of Wedgewood Investment Group, Inc. Mr. Riley has vast experience in both management and in the evaluation of investments.  From 1967 to the present, Mr. Riley has been the Co-Chairman of the Teamsters Miscellaneous Security Fund which covers more than 25,000 members.  He has also been a board member of the Hollywood Canteen Charitable Foundation, a Vice president of the California Federation of Labor, the President of the International Foundation of Employee Benefit Plans and the International Foundation of Employee Benefit Plans’ Liason to Canada.

Mr Riley has 44 years of experience as an officer and representative of the International Brotherhood of Teamsters.  As such he has served as a business agent and organizer, a secretary-treasurer of a local, President of the Southern California/Southern Nevada and Hawaii Joint Council of Teamsters, Trustee of the Western Conference of Teamsters Pension Plan and as Vice President of the International Brotherhood of Teamsters and Chairman of the Western Conference of Teamsters.

Mr. Riley is married and has 6 children and 12 grandchildren.  He is a former Merchant Marine and a Korean War Veteran.

Richard L. Bachman—Director

Richard L. Bachman is a director of Wedgewood Investment Group, Inc.  Mr. Bachman is a risk oriented, creative, self-motivated and successful manager with 28 years of experience in mining and mineral exploration including 15 years of international experience in South America, Africa, Asia and Europe.  His strengths include designing, implementing and directing successful acquisition and exploration programs anywhere in the world.

From 2006 until the present, Mr. Bachman has been the chief Geological officer and a Director of Capella Resources, Ltd. which is listed on the Toronto Stock Exchange.   He has been the President and Director of Urex Energy Corp since 2005 a Bulletin Board listed company. From 2002 until the present, Mr. Bachman was the President, Director and Consulting Professional Geologist for Minera Teles Pires, Inc. and was the President, CEO and Director of Pan American Gold Corp. from 2004 to 2006.  He has been a Geologist on various projects since 1980.

Mr. Bachman attended Minot State University studying Mathematics and later received his B.S. in Geological Engineering from the South Dakota School of Mines & Technology.

DESCRIPTION OF SECURITIES

The price of Fund shares is based on the Fund’s net asset value and the market price is used to value Fund shares.

Calculations of net asset value are made at 11 am EST each business day and the price at which a purchase or redemption iseffected is based on the next calculation of net asset value after the order is placed.

Shares will not be prices on any generally recognized national holidays.

Investors may subscribe for the Shares by filling in and signing the Subscription Agreement and the Confidential Purchaser Questionnaire included herewith and delivering them, along with a check or certified funds, to WEDGEWOOD INVESTMENT GROUP, INC. at 3887 Pacific Street, Las Vegas, NV 89121, prior to the Expiration Date.

At this time there is no redemption available for the Company’s shares.

1. Common Stock

The Company is authorized to issue Seventy Five Million (75,000,000) shares of Common Stock (the “Common Stock”) of Par Value of ($0.001). The Board of Directors originally authorized the issuance of 25,000,000 shares total to Michael Westhaver and Hon. Edward and Beverley Lawson. Prior to the actual issuance of shares on Feb. 29, 2008, the Board of Directors and Michael Westhaver and Hon. Edward and Beverely Lawson agreed to the pro rata reduction of this total outstaninding amount to 4,000,000 shares and the Board reauthorized their issuance in amounts reflecting this. As of May 1, 2008, the Company had 4,250,000 shares of Common Stock issued and outstanding. Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders. The current shareholders are Michael Westhaver, 2,000,000 shares, Hon. Edward M. Lawson, 1,000,000 shares, Beverly J. Lawson, 1,000,000 shares, Mike Riley 50,000, Richad Bachman 100,000 and Paul Jacobson 100,000. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is profitable.

Holders of Common Stock do not have pre-emptive rights to subscribe to additional shares if issued by the Company.  There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock.  All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock.  Holders of the Common Stock will be entitled to receive dividends, if and as declared by the Board of Directors, out of funds legally available, and share pro rata in any distributions to holders of Common Stock upon liquidation.

The holders of Common Stock will have no conversion, pre-emptive or other subscription rights.  The Shares of Common Stock outstanding at the Closing will be validly issued, fully paid and non-assessable.  The Company has issued no options or warrants to any individual or entity.

2. Preferred Stock

The Company is not authorized to issue shares of Preferred Stock (the “Preferred Stock”).

3. Voting Rights

Holders of the Company's Common Stock are entitled to one vote per Share for each Common Share held of record by Company shareholders.

4. Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company's overall financial condition and plans for growth.  For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business. Any future determination to declare and pay dividends will be at the discretion of the Company's Board of Directors and will be dependent on the Company's financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

5. Shares Eligible for Future Sale

It is anticipated that all of the Shares sold pursuant to this Offering, unless acquired by affiliates, may not be subject to restrictions on transferability, depending on registration with individual states, and will, upon issuance, be eligible for sale into any public market which may develop for the Common Stock of the Company upon compliance with registration requirements as promulgated under the Securities Act of 1933 and according to appropriate state securities laws.

PLAN OF DISTRIBUTION

1.

General

The Company is offering the Shares on best efforts, no minimum basis.  The Company without the utilization of any underwriter, investment banker, or broker-dealer will manage the Offering.

The Company may enter into agreements with securities broker-dealers who are members of the National Association of Securities Dealers, Inc. (“NASD”), whereby these broker-dealers will be involved in the sale of the Shares and will be paid a commission by the Company of up to ten percent (10%) of the offering price of the Shares sold by them, plus an additional unaccountable expense of three percent (3%) of the offering price of the Shares sold by them, as agreed to between the Company and the broker.  However, the Company has not currently entered into any agreements with any broker-dealers, and there can be no assurance that the Company will do so.

The Shares will be offered and sold by officers, directors, and employees of the Company, who will receive no sales commissions or other compensation in connection with the Offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with such activities.  However, these persons will receive compensation as per their normal relationship with the Company. The Company retains the right to reject any subscription as noted below. In the event of over-subscription, the Company may, in its sole discretion, elect to retain all funds received and increase the total offering amount to include the over-subscribed amount, as allowed under appropriate federal and state securities laws.

The Company’s shares are not sold subject to front end loads.    Additional information regarding the Company is available by emailing mdwesthaver@gmail.com or calling 702-622-9902.

2.

Method of Subscribing

Investors may subscribe for the Shares by filling in and signing the Subscription Agreement and the Confidential Purchaser Questionnaire included herewith and delivering them, along with a check or certified funds, to WEDGEWOOD INVESTMENT GROUP, INC. at 3887 Pacific Street, Las Vegas, NV 89121, prior to the Expiration Date as defined below.  Certificates of Common Stock subscribed will be issued to each investor as soon as practical after the subscription is accepted by the Company, which will occur after review of the subscription materials and all other factors relevant to the transaction.

3.

Right to Reject

The Company reserves the right to withdraw this offer at any time, or to reject any subscription in its sole discretion for any reason whatsoever prior to acceptance. Upon acceptance, the Company in its regular corporate checking account will promptly deposit funds for such subscription.

4.

Immediate Use of Funds

There is no escrow of proceeds, and the Company in its operations will immediately use all proceeds as they are received.

DISTRIBUTIONS AND TAXES

Dividends and Capital Gain Distributions—Dividends from net investment income, if any, are declared and paid at least annually.   The Company intends to distribute any net capital gains at least annually.  The Company intends to distribute 50% of its net investment income and capital gains annually.

Dividends and distributions will automatically be reinvested in additional shares of the Company, unless you elect of have the distributions paid to you in cash.   There are no sales charges or transaction fees for reinvested dividends.   Shareholders will be subject to tax on all dividends and distributions whether paid to them in cash or reinvested in shares.

Taxes—In general, Company distributions are taxable to you as ordinary income, qualified dividend income or capital gains.  This is true whether you reinvest you distributions in additional shares of the Company or receive them in cash.  Any capital gains the Company distributes are taxable to you as long-term capital gains no matter how long you have owned your shares.  Other Company distributions (including distributions attributable to short-tem capital gains of the Company) will generally be taxable at the rates applicable as long term capital gains.  Absent further legislation, such long-term capital gains rates will not apply to qualified dividend income distributed after December 31, 2010.   Every January, you will receive a statement that shows the tax status of distributions you received for the previous year. Distributions declared in December but paid in January are taxable as if they were paid in December.  The one major exception to these tax principles is that distributions on and sales, exchanges and redemptions of, shares held in an IRA (or other tax-deferred retirement account) will not be currently taxable.

When you sell shares of the Company, you may have a capital gain or loss.   For tax purposes, an exchange of your shares of the Company for shares of a different company or fund is the same as a sale.   The individual tax rate on any gain from the sale or exchange of your shares depends on how long you have held your shares.

Company distributions and gains from the sale or exchange of your shares will generally be subject to state and local income tax.  Non-U.S. investors may be subject to U.S. withholding and estate tax.  You should consult with your tax adviser about the federal, state, local or foreign tax consequences of your investment in the Company.

By law, the Company must withhold 28% of your taxable distribution and proceeds if you do not provide your correct taxpayer identification number (TIN) or fail to certify that your TIN is correct and that you are a U.S. person, or if the Internal Revenue Service (the “IRS”) has notified you that you are subject to backup withholding and instructs the Company to do so.

FINANCIAL HIGHLIGHTS INFORMATION

Because this is a new Company there is minimal financial and no performance information included in this prospectus. Summary financial information is included below and full financials are attached as an exhibit to this prospectus. The fiscal year end of the Company is December 31 each year. Once additional information becomes available, you may request this information by calling 702-622-9022.

OBTAINING ADDITIONAL INFORMATION

You’ll find more information about the Company in the following documents:

The Company’s annual and semi-annual reports will contain more information about the Company and a discussion of the market conditions and investment strategies that had a significant effect on the Company’s performance during the last fiscal year.

For more information about the Company, you may wish to refer to the Company’s Statement of Additional Information (the “SAI”) dated Feb 5, 2008, which is on file with the SEC and incorporated by reference into this prospectus.  If you have questions about this Company or wish to obtain free copies of the Company’s current SAI or annual or semiannual reports, please contact us by mail at Wedgewood Investment Group, Inc. 3887 Pacific, Las Vegas, NV 89121.

By Telephone: (702) 622-9022

By E-mail: mdwesthaver@gmail.com

On the Internet:  You can send us a request by e-mail or download a prospectus, SAI’s, annual or semi-annual reports via our website: www

Information about the Company, including the SAI, can be reviewed and copied at the SEC’s Public Reference Room, 100 F Street NE, Washington D.C.   Information about the operation of the Public Reference Room may be obtained by calling the SEC at (202) 551-8090.  Reports and other information regarding the Company are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Commission’s Public Reference Section, Washington D.C. 20549-0102.

SUBJECT TO COMPLETION

PRELIMINARY STATEMENT OF ADDITIONAL IINFORMATION

DATED FEB. 5, 2008

A Registration Statement related to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective.  Information contained herein is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

WEDGEWOOD INVESTMENT GROUP, INC.

3887 Pacific, Las Vegas, NV 89121

(702) 622-9902

STATEMENT OF ADDITIONAL INFORMATION

Feb. 5, 2008

This Statement of Additional Information (“SAI”) is not a prospectus. It should be read in conjunction with the current prospectus of Wedgewood Investment Group, Inc. as may be supplemented or revised from time to time. You may obtain the prospectus of the Company, free of charge, by writing to Wedgewood Investment Group, Inc. 3887 Pacific, Las Vegas, NV 89121 or by calling (702) 622-9902.

GENERAL INFORMATION

Wedgewood Investment Group, Inc. was organized under the laws of the State of Nevada on September 17, 2007.   The Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Board of Directors and Officers of the Company will not be liable for any act, omission or obligation of the Company; however, a Director or Officer is not protected against any liability to the Company or to the shareholders to which a Director or Officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office with the Company (“Disabling Conduct”).  The Company’s Bylaws generally provide for indemnification by the Company of the Directors, the officers and employees or agents of the Company, provided that such persons have not engaged in Disabling Conduct.  Indemnification does not extend to judgments or amounts paid in settlement in any actions by or in the right of the Company.  The Company’s Bylaws provide for the advancement of payments to current and former Directors, officers and employees or agents of the Company or anyone serving at their request, in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding, expenses for which such person would be entitled to indemnification; provided that any advancement of payments would be reimbursed unless it is ultimately determined that such person is entitled to indemnification for such expenses.

SHARES OF BENEFICIAL INTEREST

Common Stock

The Company is authorized to issue Seventy Five Million (75,000,000) shares of Common Stock (the “Common Stock”) of Par Value of ($0.001). The Board of Directors originally authorized the issuance of 25,000,000 shares total to Michael Westhaver and Hon. Edward and Beverley Lawson. Prior to the actual issuance of shares on Feb. 29, 2008, the Board of Directors and Michael Westhaver and Hon. Edward and Beverely Lawson agreed to the pro rata reduction of this total outstaninding amount to 4,000,000 shares and the Board reauthorized their issuance in amounts reflecting this. As of May, 1, 2008 the Company had 4,250,000 shares of Common Stock issued and outstanding.  Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities. It is the policy of the Company to distribute 50% of its net investment income and capital gains annually.

Holders of Common Stock do not have pre-emptive rights to subscribe to additional shares if issued by the Company.  There are not conversion, redemption, sinking fund or similar provisions regarding the Common Stock.   All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval.   Holders of the Common Stock will be entitled to receive dividends, if and as declared by the Board of Directors, out of funds legally available, and share pro rata in any distributions to holders of Common Stock upon liquidation.

The holders of Common Stock will have no conversion, pre-emptive or other subscription rights.  The Shares of Common Stock outstanding at the Closing will be validly issued, fully paid and non-assessable.   The Company has issued no options or warrants to any individual or entity.

Preferred Stock

The Company is not authorized to issue shares of Preferred Stock (the “Preferred Stock”)

Voting Rights

Holders of the Company’s Common Stock are entitled to one vote per share for each Common Share held of record by Company shareholders.

Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company’s overall financial condition and plans for growth.  For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business.  Any future determination to declare and pay dividends will be at the discretion of the Company’s Board of Directors and will be dependent on the Company’s financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

ADDITIONAL INFORMATION ABOUT THE COMPANY’S INVESTMENTS

The following information supplements the discussion of the Company’s investment objective and policies.  The Company’s fundamental investment policies may not be changed without approval by vote of a majority of the outstanding voting shares of the Company.    As used in this SAI, a “majority of outstanding voting shares” means the lesser of:  (1) 67% of the voting shares of the Company represented at a meeting of shareholders at which the holders of 50% or more of the shares of the Company are represented; or (2)  more than 50% of the outstanding voting shares of the Company. The Company’s investment objective, investment programs, restrictions and the operating policies of the Company that are not fundamental policies and can be changed by the Board of Directors of the Company (the “Board”) without shareholder approval.

INVESTMENT OBJECTIVE

The Company’s investment objective is to seek to provide long-term growth of capital.  All investments entail some market and other risks.  For instance, there is no assurance that the Company will achieve its investment objective.  You should not rely on an investment in the Company as a complete investment program.  The Company’s investment objective is non-fundamental and therefore, may be changed without shareholder approval.

STRATEGIES AND RISKS

The following discussion of investment techniques and instrument supplements, and should be read in conjunction with, the investment information in the Company’s prospectus.  In seeking to meet its investment objective, the Company may invest in any type of security whose characteristics are consistent with its investment programs described below.

INVESTMENT PROGRAMS

Equity Securities—Equity securities represent ownership interests in a company or partnership and consist of common stocks, preferred stocks, warrants to acquire common stock, securities convertible into common stock, and investments in master limited partnerships.  Investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time. Fluctuations in the value of equity securities in which the Company invests will cause the net asset value of the portfolio to fluctuate.  The U.S. stock market tends to by cyclical, with period when stock prices generally rise and periods when stock prices generally decline. The Company may purchase equity securities traded in the U.S. on registered exchanges or the over-the-counter market.  Equity securities are described in more detail below:

Common Stocks—Common stock represents an equity or ownership interest in an issuer.  In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds and preferred stock take precedence over the claims of those who own common stock.

Warrants—The Company may invest in warrants and considers such securities to be “equity securities” for purposes of its investment strategies.  Warrants are options to purchase equity securities at a specific price for a specific period of time.  They do no represent ownership of the securities, but only the right to buy them. Warrants have no voting rights, pay no dividends and have no rights with respect to the assets of the corporation issuing them.  The value of warrants is derived solely from capital appreciation of the underlying equity securities. Warrants differ from call options in that the underlying corporation issues warrants, whereas call options may be written by anyone.

Obligations of Domestic Banks, Foreign Banks and Foreign Branches of U.S. Banks—The Company may invest in obligations issued by banks and other savings institutions. Investments in bank obligations include obligations of domestic branches of foreign banks and foreign branches of domestic banks.  Such investments in domestic branches of foreign banks and foreign branches of domestic banks may involve risks that are different from investments in securities of domestic branches of U.S. banks.  These risks may include future unfavorable political and economic developments, possible withholding taxes on interest income, seizure or nationalization of foreign deposits, currency controls, interest limitations, or other governmental restrictions which might affect the payment of principal or interest on the securities held by the Company.   Additionally, these institutions may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping requirement than those applicable to domestic branches of U.S. Banks Bank obligations include the following:

Bankers’ Acceptances—Bankers’ acceptances are bills of exchange or time drafts drawn on and accepted by a commercial bank.  Corporations use bankers’ acceptances to finance the shipment and storage of goods and to furnish dollar exchange.  Maturities are generally six months or less.

Certificates of Deposit—Certificates of deposit are interest-bearing instruments with a specific maturity.  They are issued by banks and savings and loan institutions in exchange fore the deposit of funds and normally can be traded in the secondary market prior to maturity. Certificates of deposit with penalties for early withdrawal will be considered illiquid.

Time Deposits—Time deposits are non negotiable receipts issued by a bank in exchange for the deposit of funds.  Like a certificate of deposit, it earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market.   Time deposits with a withdrawal penalty or that mature in more than seven days are considered to be illiquid securities.

Repurchase Agreements—As a means of earning income for periods as short as overnight, the Company may enter into repurchase agreements that are collateralized by U.S. government securities.  The Company may enter into repurchase commitments for investment purposes for periods of 30 days or more.   Such commitments involve investment risks similar to those of the debt securities in which the Company invests. Under a repurchase agreement, the Company acquires a security, subject to the seller’s agreement to repurchase that security at a specified time and price.  A purchase of securities under a repurchase agreement is considered to be a loan by the Company.  The Company’s President monitors the value of the collateral to ensure that its value always equals or exceeds the repurchase price and also monitors the financial condition of the seller of the repurchase agreement.  If the seller becomes insolvent, the Company’s right to dispose of the securities held as collateral may be impaired and the Company may incur extra costs.  Repurchase agreements for period in excess of seven days may be deemed to be illiquid.

Debt Securities—The Company may hold cash or debt obligations denominated in U.S. dollars or foreign currencies.  Under normal circumstances, the Company will invest at least 80% of its net assets in the equity securities of companies.  The Company may invest up to 20% of its assets in high quality money market instruments and repurchase agreements.  Such securities include obligations of governments, instrumentalities and corporations. The high quality money market securities in which the Company may invest will be rated at the time of purchase in the top two ratings categories by Moody’s Investors Service, Inc. (“Moody’s”), or by Standard & Poor’s Rating Group (“S&P”), or will be determined to be of equivalent quality by the President.

Commercial Paper—Commercial paper is a short-term obligation with a maturity ranging from 1 to 270 days issued by banks, corporations and other borrowers.  Such investments are unsecured and usually discounted.

Debentures—The Company may invest in debentures, which are general debt obligations backed only by the integrity of the borrower and documented by an agreement called and indenture.  An unsecured bond is a debenture.

Depositary Receipts—American Depositary Receipts (“ADRs”) are receipts typically issued in the U.S. by a bank or trust company evidencing ownership of an underlying foreign security. The Company may invest in ADRs which are structured by a U.S. bank without the sponsorship of the underlying foreign issuer.  In addition to the risks of foreign investment applicable to the underlying securities, such unsponsered ADRs may also be subject to the risks that the foreign issuer may not be obligated to cooperate with the U.S. bank, may not provide additional financial and other information to the bank or the investor, or that such information in the U.S. market may not be current.

Like ADRs, European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”), and Registered Depositary Certificates (“RDCs”) represent receipts for a foreign security. However, they are issued outside of the U.S.   The Company may also invest in EDRS, GDRS and RDCs.  EDRs, GDRs and RDCs involve risks comparable to ADRs, as well as the fact that they are issued outside of the U.S.

U.S. Government Securities—The Company may invest in U.S. government securities. The term “U.S. Government Securities” refers to a variety of securities which are issued or guaranteed by the U.S. Treasury, by various agencies of the U.S. government, and by various instrumentalities which have been established or sponsored by the U.S. government. U.S. Treasury securities are backed by the full faith and credit of the United States.  Securities issued or guaranteed by U.S. government agencies or U.S. government sponsored instrumentalities may or may not be backed by the full faith and credit of the United States. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim directly against the United States in the event the agency or instrumentality does not meet its commitment.  An instrumentality of the U.S. government is a government agency organized under Federal charter with government supervision.

Illiquid Securities—The Company may invest its net assets in illiquid securities.  For this purpose, the term “illiquid securities” means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount which the Company has valued the securities.  Illiquid securities include generally, among other things, certain written over-the-counter options, securities or other liquid assets as a cover for such options, repurchase agreements with maturities in excess of seven days, certain loan participation interests and other securities whose disposition is restricted under federal securities laws.

Other Investment Companies—An investment company is a company engaged in the business of pooling investors’ money and trading in securities for them.  Examples include face-amount certificate companies; shareholders of the Company bear their proportionate share of the underlying investment companies’ fees and expenses.

Portfolio Turnover—Average annual portfolio turnover rate is the ratio of the lesser of sales or purchases to the monthly average value of the portfolio securities owned during the year, excluding from both the numerator and the denominator all securities with maturities at the time of acquisition of one year or less.   A higher portfolio turnover rate involves greater transaction expenses to the Company and may result in the realization of net capital gains, which would be taxable to shareholders when distributed.  The Investment Committee makes purchases and sales for the Company’s portfolio whenever necessary, in the Investement Committee’s opinion, to meet the Company’s objective.  The Investment Committee anticipates that the average annual portfolio turnover rate of the Company will be between 50% and 75%.

INVESTMENT RESTRICTIONS

Fundamental Investment Policies and Restrictions-- The following investment limitations are fundamental policies of the Company that cannot be changed without the consent of the holders of a majority of the outstanding shares of the Company.

1.

The Company is currently a “non-diversified company” but seeks to become a “diversified company” as defined in the 1940 Act.  Once the Company is a diversified company, the Company will not purchase the securities of any issuer if, as a result, the Company would fail to be a diversified company within the meaning of the 1940 Act, and the rules and regulations promulgated thereunder, as such statute, rules and regulations are amended from time to time or are interpreted from time to time by the SEC staff, or except to the extent that the Company may be permitted to do so by exemptive order or similar relief (collectively, the “1940 Act Laws, Interpretations and Exemptions”). In complying with this restriction, however, the Company may purchase the securities of other investment companies to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions. Under the Investment Act of 1940 Diversified company" means a management company which meets the following requirements: At least 75 per centum of the value of its total assets is represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities for the purposes of this calculation limited in respect of any one issuer to an amount not greater in value than 5 per centum of the value of the total assets of such management company and to not more than 10 per centum of the outstanding voting securities of such issuer ..

2.

The Company may not concentrate investments in a particular industry or group of industries, as concentration is defined under the 1940 Act Laws, Interpretations and Exemptions. It is the policy of the SEC that concentration occurs whenever investments are made with 25% or more in any one industry.

3.

The Company may not borrow money or issue senior securities (as defined under the 1940 Act,) except to the extent permitted under the 1940 Act Laws, Interpretations and Exemptions.

4.

The Company may not purchase real estate or sell real estate unless acquired as a result of ownership of securities or other instruments.  This restriction does not prevent the Company from investing in issuers that invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein.

5.

The Company may not purchase physical commodities or sell physical commodities unless acquired as a result of ownership of securities or other instruments.  This restriction does not prevent the Company from engaging in transactions involving futures contracts and options thereon or investing in securities that are secured by physical commodities.

6.

The Company may not make personal loans or loans of its assets to persons who control or are under common control with the Company, except to the extent permitted by 1940 Act Laws, Interpretations and Exemptions.  This restriction does not prevent the Company from, among other things, purchasing debt obligations, entering into repurchase agreements, loaning its assets to broker-dealers or institutional investors, or investing in loans, including assignments and participation interests.

7.

The Company may not underwrite securities issued by other persons, except to the extent permitted under the 1940 Act Laws, Interpretations and Exemptions.

The investment restrictions set forth above provide the Company with the ability to operate under new interpretations of the 1940 Act or pursuant to exemptive relief from the U.S. Securities and Exchange Commission (“SEC”) without receiving prior shareholder approval of the change.

Non-Fundamental Policies and Restriction—In addition to the fundamental policies and investment restrictions described above, the various general investment policies described in the prospectus and elsewhere in the SAI, the Company will be subject to the following investment restrictions.  These restrictions are considered non-fundamental and may be changed by the Board without shareholder approval.

As a matter of non-fundamental policy, the Company many not:

1.

With respect to 75% of its total assets, purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities and securities issued by other investment companies)once the Company owns securities of in excess of 20 issuers,  if, as a result (i) more than 5% of the Company’s total assets would be invested in the securities of that issuer, or (ii) the Company would hold more than 10% of the outstanding securities of that issuer.  The Company may purchase securities of other investment companies as permitted by the 1940 Act Laws, Interpretations and Exemptions.

2.

Purchase any securities which would cause 25% or more of the total assets of the Company to be invested in the securities of on or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities and repurchase agreements involving such securities.  For purposes of this limitation, (i) utility companies will be classified according to their services, for example, gas distribution, gas transmission, electric and telephone will each be considered a separate industry; and (ii) financial service companies will be classified according to the end users of their services, for example automobile finance, bank finance and diversified finance will each be considered a separate industry.

3.

Borrow money from a bank in an amount exceeding 33 1/3% of the value of its total assets, provided that, for purposes of this limitation, investment strategies that either obligate the Company to purchase securities or require the Company to segregate assets are not considered to be borrowing.  Asset coverage of at least 300% is required for all borrowing, except where the Company has borrowed money, from any source, for temporary purposes in an amount not exceeding 5% of its total assets.

4.

Make loans if, as a result, more than 33 1/3% of its total assets would be lent to other parties, except that the Company may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) lend its securities.

5.

Purchase or sell real estate, real estate limited partnership interests, physical commodities or commodities contracts except that a Company may purchase (i) securities issued by companies which own or invest in real estate (including real estate investment trusts), commodities or commodities contracts; and (ii) commodities contracts relating to financial instruments, such as financial futures contracts and options on such contracts.

6.

Invest in excess of 15% of its investments in illiquid securities at any one time. ..

DISCLOSURE OF PORTFOLIO SECURITIES HOLDINGS

The Company maintains written policies and procedures regarding the disclosure of its portfolio holdings to ensure that disclosure of information about portfolio securities is in the best interests of the Company’s shareholders. The Board reviews these policies and procedures on an annual basis. Compliance will be periodically assessed by the Board in connection with a report from the Company’s Chief Compliance Officer. In addition, the Board has reviewed and approved the list below of entities that may receive portfolio holdings information prior to and more frequently than the public disclosure of such information (i.e., “non-standard disclosure”). The Board has also delegated authority to the Company’s President and the Company’s Chief Compliance Officer to provide such information in certain circumstances (see below). The Board is notified of, and reviews any requests for non-standard disclosure approved by the Company’s President and/or the Company’s Chief Compliance Officer. The Company’s Chief Compliance Officer reports quarterly to the Board regarding the implementation of such policies and procedures.

The Company is required by the Sec to file its complete portfolio holdings schedule with the SEC on a quarterly basis.  This schedule is filed with the Company’s annual and semi-annual reports on Form N-CSR for the second and fourth fiscal quarters and on Form N-Q for the first and third fiscal quarters.  The portfolio holdings information provided in these reports is as of the end of the quarter in question.  Form N-CSR must be filed with the SEC no later than ten (10) calendar days after the Company transmits its annual or semi-annual report to its shareholders.  Form N-Q must be filed with the SEC no later than sixty (60) calendar days after the end of the applicable quarter.

The Company’s service providers which have contracted to provide services to the Company including the accountants, and which require portfolio holdings information in order to perform those services, may receive non-standard disclosure.  Non-standard disclosure of portfolio holdings information may also be provided to a third-party when the Trust has a legitimate business purpose for doing so.  The Company has the following ongoing arrangements with certain third parties to provide the Company’s full portfolio holdings:

1.

to the Company’s auditors within sixty (60) days after the applicable fiscal period for use in providing audit opinions and other advice related to financial reporting;

2.

to financial printers within sixty (60) days after the applicable fiscal period for the purpose of preparing Company regulatory filings; and

3.

to the Company’s president, investment committee, transfer agent and accounting service provider on a daily basis with their providing services to the Company.

The Company’s service providers may also disclose non-public portfolio holdings information if such disclosure is required by applicable laws, rules or regulations or by regulatory authorities.

Additionally, the president may establish ongoing arrangements with certain third parties to provide the Company’s full portfolio holdings;

1.

every day to a financial data processing company that provides automated data    scanning and monitoring services for the Company;

2.

every day to a research company that allows the president to perform attribution analysis for the Company; and

3.

semi-monthly to the president’s proxy voting agent to assess and vote proxies on behalf of the Company.

From time to time, employees of the Company may express their views orally or in writing on the Company’s portfolio securities or may state that the Company has recently purchased or sold, or continues to own, one or more securities. The securities subject to these views and statements may be ones that were purchased or sold since the Company’s most recent quarter-end and therefore may not be reflected on the list of the Company’s most recent quarter-end portfolio holdings.  These views and statements may be made to various persons, including members of the press, brokers and other financial intermediaries that sell shares of the Company, shareholders in the Company, persons considering investing in the Company or representatives of such shareholders or potential shareholders, such as fiduciaries of a 401(k) plan or a trust and their advisers, and other entities.  The nature and content of the views and statements provided to each of these persons may differ.  From time to time, employees the Company also may provide oral or written information (“portfolio commentary”) about the Company including, but not limited to, how the Company’s investments are divided among various sectors, industries, countries, investment styles and capitalization sizes, and among stocks, bonds, currencies and cash, security types, bond maturities, bond coupons and bond credit quality ratings.  This portfolio commentary may also include information on how these various weightings and factors contributed to Company performance.  The Company may also provide oral or written information (“statistical information”) about various financial characteristics of the Company or its underlying portfolio securities including, but not limited to, alpha, beta, R-squared, coefficient of determination, duration, maturity, information ratio, sharpe ratio, earnings growth, payout ratio, price/book value, projected earnings growth, return on equity, standard deviation, tracking error, weighted average quality, market capitalization, percent debt to equity, price to cash flow, dividend yield or growth, default rate, portfolio turnover, and risk and style characteristics.  This portfolio commentary and statistical information about the Company may be based on the Company’s portfolio as of the most recent quarter-end or the end of some other interim period, such as month-end.  The portfolio commentary and statistical information may be provided to various persons, including those described in the preceding paragraph.  The nature and content of the information provided to each of these persons may differ.

Additionally, employees of the Company may disclose one or more of the portfolio securities of the Company when purchasing and selling securities through broker-dealers, requesting bids on securities, obtaining price quotations on securities, or in connection with litigation involving the Company’s portfolio securities.  The Company does not enter into formal non-disclosure or confidentiality agreements in connection with these situations; however, the Company would not conduct business with a person who the Company believed was misusing the disclosed information.

The Company may manage products sponsored by companies other than itself, including investment companies, offshore funds, and separate accounts.  In many cases, these other products are managed in a similar fashion to the Company’s portfolio and thus have similar portfolio holdings.  The sponsors of these other products may disclose the portfolio holdings of their products at different times than the Company discloses portfolio holdings for the Company.

The Company currently has no other arrangements for the provision of non-standard disclosure to any party or shareholder.  Other than the non-standard disclosure discussed above, if a third-party requests specific, current information regarding the Company’s portfolio holdings, the Company will refer the third-party to the latest regulatory filing.

All of the arrangements above are subject to the policies and procedures adopted by the Board to ensure such disclosure is for a legitimate business purpose and is in the best interests of the Company and its shareholders.  There may be instances where the interests of the Company’s shareholders respecting the disclosure of information about portfolio holdings may conflict or appear to conflict with the interests of the Company, any principal underwriter for the Company or an affiliated person of the Company (including such affiliated person’s investment adviser or principal underwriter).  In such situations, the conflict must be disclosed to the Board.

Affiliated persons of the Company who receive non-standard disclosure are subject to restrictions and limitations on the use and handling of such information, including requirements to maintain the confidentiality of such information, pre-clear securities trades and report securities transactions activity, as applicable.  Affiliated persons of the Company and third party service providers of the Company receiving such non-standard disclosure will be instructed that such information must be kept confidential and that no trading on such information should be allowed.

Neither the Company nor any affiliate thereof receives compensation or other consideration in connection with the non-standard disclosure of information about portfolio securities.

MANAGEMENT OF THE COMPANY

Directors and Officers—The Company is governed by a Board of Directors, which is responsible for protecting the interests of shareholders.  The Directors are experienced business persons who meet throughout the year to oversee the Company’s activities, review contractual arrangements with companies that provide services to the Company and review performance.  The names, addresses and ages of the Directors and Officers of the Company, together with information on their principal occupations during the past five years, are listed below.

Other
		Principal	Directorships by
	Position(s) Held	Occupation(s)	Directors
	With	During the	and Number
Name, Age and	Company and	Past Five	of Portfolios
Address	Tenure	Years	Overseen
Interested Directors(1)

Hon. Edward Lawson	Director Since 2007	Self employed	n/a

Beverley Lawson	Director Since 2007	Self employed	n/a

Michael D. Westhaver	Director Since 2007	Self employed	n/a

Richard L. Bachman	Director Since 2008	Geologist	n/a

Paul Jacobson	Director Since 2008	Banking	n/a

Officers

Paul Jacobson CFO	Officer Since 200 8

Beverley Lawson , Sec.	Officer Since 2007

Michael Westhaver, Pres./CEO	Officer Since 2007

Non-Interested Directors

Michael J. Riley	Director Since 2008

(1)

"Interested person" of another person means—

A.

when used with respect to an investment company—

i.

any affiliated person of such company,

ii.

any member of the immediate family of any natural person who is an affiliated person of such company,

iii.

any interested person of any investment adviser of or principal underwriter for such company,

iv.

any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

v.

any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for—

I.

the investment company;

II.

any other investment company having the same investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

III.

any account over which the investment company's investment adviser has brokerage placement discretion,

vi.

any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to--

I.

the investment company;

II.

any other investment company having the same investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

III.

any account for which the investment company's investment adviser has borrowing authority,

vii.

any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company:

Provided, That no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso; and

B.

when used with respect to an investment adviser of or principal underwriter for any investment company—

i.

any affiliated person of such investment adviser or principal underwriter,

ii.

any member of the immediate family of any natural person who is an affiliated person of such investment adviser or principal underwriter,

iii.

any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issued either by such investment adviser or principal underwriter or by a controlling person of such investment adviser or principal underwriter,

iv.

any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such investment company has acted as legal counsel for such investment adviser or principal underwriter,

v.

any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for—

I.

any investment company for which the investment adviser or principal underwriter serves as such;

II.

any investment company holding itself out to investors, for purposes of investment or investor services, as a company related to any investment company for which the investment adviser or principal underwriter serves as such; or

III.

any account over which the investment adviser has brokerage placement discretion,

vi.

any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to—

I.

any investment company for which the investment adviser or principal underwriter serves as such;

II.

any investment company holding itself out to investors, for purposes of investment or investor services, as a company related to any investment company for which the investment adviser or principal underwriter serves as such; or

III.

any account for which the investment adviser has borrowing authority,

vii.

any natural person whom the Commission by order shall have determined to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years of such investment company a material business or professional relationship with such investment adviser or principal underwriter or with the principal executive officer or any controlling person of such investment adviser or principal underwriter.

For the purposes of this paragraph (19), "member of the immediate family" means any parent, spouse of a parent, child, spouse of a child, spouse, brother, or sister, and includes step and adoptive relationships. The Commission may modify or revoke any order issued under clause (vi) of subparagraph (A) or (B) of this paragraph whenever it finds that such order is no longer consistent with the facts. No order issued pursuant to clause (vi) of subparagraph (A) or (B) of this paragraph shall become effective until at least sixty days after the entry thereof, and no such order shall affect the status of any person for the purposes of this title or for any other purpose for any period prior to the effective date of such order.

Each Director holds office for an indefinite term and until the earlier of: The Company’s next annual meeting of shareholders and the election and qualification of his successor; or until the date of a Director dies, resigns or is removed in accordance with the Company’s Articles and Bylaws. Each Officer holds Office at the pleasure of the Board and serves for a period of one year, or until his successor is duly elected and qualified.

Initially the Board of Directors will act as the Company’s Investment Committee. The function of the Investment Committee is to choose the securities that the Company will invest in and to monitor such investments. Additionally it is the function of the Investment Committee to sell or dispose of such securities at a time deemed appropriate by the Committee.

The Company has a standing Audit Committee of the Board composed of Hon. Edward Lawson and Michael D. Westhaver.   The functions of the Audit Committee are to meet with the Company’s independent auditors to review the scope and findings of the annual audit, discuss the Company’s audit policies, discuss any recommendations of the independent auditors with respect to the Company’s management practices, review the impact of changes in accounting standards on the Company’s financial statements, recommend to the Board the selection of independent auditors, and perform such other duties as may be assigned by the Audit Committee by the Board. The Audit Committee was recently formed and will meet periodically as necessary. Since the Company is just commencing operations there have not been any Audit Committee meetings as of the date hereof.

The Company has a standing Governance and Nominating Committee of the Board composed of Michael D. Westhaver and Beverley Lawson. The Governance and Nominating Committee is responsible for the selection and nomination of candidates to serve as Directors of the Board. Although the Governance and Nominating Committee expects to be able to find an adequate number of qualified candidates to serve as Directors, the Nominating Committee expects to be able to find an adequate number of qualified candidates to serve as Directors, the Nominating Committee is willing to consider nominations received from shareholders. Shareholders wishing to submit a nomination should do so by notifying the Secretary of the Company, in writing, at the address listed on the cover of this SAI. The Governance and Nominating Committee was recently formed and will meet periodically as necessary. Since the Company has not commenced operations there have not been any Governance and Nominating Committee meetings as of the date hereof.

The Company has a standing Pricing and Brokerage Committee of the Board composed of Hon. Edward Lawson and Beverley Lawson. The Pricing and Brokerage Committee, under procedures established by the Board, determines a price for a security held by a fund when there is no readily available market price for that security. The Pricing and Brokerage Committee reports its findings to the full Board on a quarterly basis, as necessary. The Pricing and Brokerage Committee was recently formed and will meet periodically as necessary.  Since the Company has only recently commenced operations there have not been any Pricing and Brokerage Committee meetings as of the date hereof.

The table below shows for each Director, the amount of Company equity securities beneficially owned by each Director, and the aggregate value of all investments in equity securities of the Company, as of a valuation date of April 1, 2008 and stated as one of the following ranges: A=None; B=$1-10,000; C=$10,001-$50,000; D=$50,001-$100,000; and E=over $100,000.

Aggregate Dollar Range
Of Equity Securities of
Name of Director	Company

Interested Directors

Hon. Edward Lawson	E
Beverley Lawson	E
Michael D. Westhaver	E

Non-Interested Directors

None

The Company does not compensate the Directors and officers who are officers or employees of any distributor or any other service provider to the Company.  The non-interested Directors receive a retainer of $500 per quarter and a fee of $200 per meeting for each regular meeting, and $500 for each special meeting of the Directors which they attend in person or by telephone. Directors and officers are reimbursed for travel and other out-of-pocket expenses. The Company does not offer any retirement benefits for Directors.

For the period ended Dec. 31, 2007, the Directors received the following compensation from the Company:

	Aggregate
	Compensation	Pension or
	From the Company	Retirement Benefits	Total
Name and Position	For Period Ended	Accrued as Part of	Compensation
Held	October 10, 2007	Company Expense	From the Company

Hon. Edward Lawson, Director, President	0	0	0

Beverley Lawson, Director, Secretary	0	0	0

Michael D. Westhaver, Director	0	0	0

For the period ended May 1, 2008, the following are all the holders of in excess of 5% of the outstanding stock of the Company.

Name	Number of Shares	% Owned

Michael Westhaver	2,000,000	48%

Hon. Edward Lawson	1,000,000	24%

Beverley J. Lawson	1,000,000	24%

Policies Concerning Personal Investment Activities—The Company has adopted a Code of Ethics, pursuant to Rule 17j-1 under the 1940 Act that permit investment personnel, subject to their particular code of ethics, to invest in securities, including securities that may be purchased or held by the Company, for their own accounts.

The Code of Ethics are on file with, and can be reviewed and copied at the SEC Public Reference Room in Washington, D.C.  In addition, the Code of Ethics are also available on the EDGAR Database on the SEC’s Internet website at http://www.sec.gov.

Proxy Voting Policies—The Company is required to disclose information concerning the Company’s proxy voting policies and procedures to shareholders. The Board has delegated to the President the responsibility for decisions regarding proxy voting for securities held by the Company. The President will vote such proxies in accordance with its proxy policies and procedures, which have been reviewed by the Board, and which are found in Appendix A. Any material changes to the proxy policies and procedures will be submitted to the Board for approval.  Information regarding how the Company voted proxies relating to portfolio securities for the most recent 12-month period ending June 30, will be available (1) without charge, upon request by calling 800-527-9525 and (2) on the SEC’s website at http://www.sec.gov.

MANAGEMENT-RELATED SERVICES

Custodian—Pursuant to an  Agreement with the Company, Bank of America,  Las Vegas, NV acts as the custodian of the Company’s securities and cash. Bank of America is authorized to appoint other entities to act as sub-custodians to provide for the custody of foreign securities which may be acquired and held by the Company outside of the United States.  Such appointments are subject to appropriate review by the Company’s Board of Directors.

Transfer Agent—Pursuant to a Transfer Agency and Services Agreement with the Company, Action Stock Transfer acts as the Company’s transfer and disbursing agent. Action Stock Transfer is located at 7069 S. Highland Dr. Suite 300, Salt Lake City, UT 84121.

Action Stock Transfer provides certain shareholder and other services to the Company, including furnishing account and transaction information and maintaining shareholder account records.  Action Stock is responsible for processing orders and payments for shares purchases Mails proxy materials (and receives and tabulates proxies), shareholder reports, confirmation forms for purchases and redemptions and prospectuses to shareholders.  Action Stock disburses income dividends and capital distributions and prepares and files appropriate tax-related information regarding dividends and distributions to shareholders.  For its services as transfer agent, Action Stock Transfer receives per account fees and transaction charges plus out-of-pocket expenses against a minimum fee.

Independent Accountants—The Company’s independent registered public accounting firm, The Blackwing Group, LLC, 18921 G E Valley View Parkway #325, Independence, MO 64055 audits the Company’s annual financial statements, assists in the preparation of certain reports to the SEC, and prepares the Company’s tax returns.

Common Stock

The Company is authorized to issue Seventy Five Million (75,000,000) shares of Common Stock (the “Common Stock”) of Par Value of ($0.001). The Board of Directors originally authorized the issuance of 25,000,000 shares total to Michael Westhaver and Hon. Edward and Beverley Lawson. Prior to the actual issuance of shares on Feb. 29, 2008, the Board of Directors and Michael Westhaver and Hon. Edward and Beverely Lawson agreed to the pro rata reduction of this total outstaninding amount to 4,000,000 shares and the Board reauthorized their issuance in amounts reflecting this. As of May 1, 2008 the Company had 4,250,000 shares of Common Stock issued and outstanding. Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities. It is the policy of the Company to distribute 50% of its net investment income and capital gains annually.

Holders of Common Stock do not have pre-emptive rights to subscribe to additional shares if issued by the Company.  There are not conversion, redemption, sinking fund or similar provisions regarding the Common Stock.   All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval.   Holders of the Common Stock will be entitled to receive dividends, if and as declared by the Board of Directors, out of funds legally available, and share pro rata in any distributions to holders of Common Stock upon liquidation.

The holders of Common Stock will have no conversion, pre-emptive or other subscription rights.  The Shares of Common Stock outstanding at the Closing will be validly issued, fully paid and non-assessable.   The Company has issued no options or warrants to any individual or entity.

Preferred Stock

The Company is not authorized to issue shares of Preferred Stock (the “Preferred Stock”)

Voting Rights

Holders of the Company’s Common Stock are entitled to one vote per share for each Common Share held of record by Company shareholders.

Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company’s overall financial condition and plans for growth.  For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business.  Any future determination to declare and pay dividends will be at the discretion of the Company’s Board of Directors and will be dependent on the Company’s financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

Plan of Distribution—General

The Company is offering the Shares on best efforts, no minimum basis.  The Company without the utilization of any underwriter, investment banker, or broker-dealer will manage the Offering.

The Company may enter into agreements with securities broker-dealers who are members of the National Association of Securities Dealers, Inc. (“NASD”), whereby these broker-dealers will be involved in the sale of the Shares and will be paid a commission by the Company of up to ten percent (10%) of the offering price of the Shares sold by them, plus an additional unaccountable expense of three percent (3%) of the offering price of the Shares sold by them, as agreed to between the Company and the broker.  However, the Company has not currently entered into any agreements with any broker-dealers, and there can be no assurance that the Company will do so.

The Shares will be offered and sold by officers, directors, and employees of the Company, who will receive no sales commissions or other compensation in connection with the Offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with such activities.  However, these persons will receive compensation as per their normal relationship with the Company.  The Shares will be sold only to persons who meet the suitability standards set forth herein, at a price of $5 per Share (See “Suitability Standards”). In the event of over-subscription, the Company may, in its sole discretion, elect to retain all funds received and increase the total offering amount to include the over-subscribed amount, as allowed under appropriate federal and state securities laws.

Method of Subscribing

Investors may subscribe for the Shares by filling in and signing the Subscription Agreement and the Confidential Purchaser Questionnaire included herewith and delivering them, along with a check or certified funds, to WEDGEWOOD INVESTMENT GROUP, INC. at 3887 Pacific Street, Las Vegas, NV 89121.  Certificates of Common Stock subscribed will be issued to each investor as soon as practical after the subscription is accepted by the Company, which will occur after review of the subscription materials and all other factors relevant to the transaction.

Right to Reject

The Company reserves the right to withdraw this offer at any time, or to reject any subscription in its sole discretion for any reason whatsoever prior to acceptance.  Upon acceptance, the Company in its regular corporate checking account will promptly deposit funds for such subscription.

Immediate Use of Funds

There is no escrow of proceeds, and the Company in its operations will immediately use all proceeds as they are received.  See “Use of Proceeds”.

There are no underwriters of the Company’s securities.

Shareholder Service Fees--   In addition, the Company may also pay up to 0.25% to an institution (a “Service Organization”) for shareholder support services, which may not exceed the annual rate of 0.25% of the average daily net assets attributable to the Company’s outstanding shares.

Shareholder servicing fees are paid to Service Organizations for providing one or more of the following services to such customers; (i)  processing dividend payments from the Company; (ii) providing sub-accounting or the information necessary for sub accounting; (iii) providing periodic mailings to customers (iv) providing customers with information as to their positions in the Company; (v) responding to customer inquiries; and (vi)  providing a service to invest the assets of customers in the applicable Shares.

PORTFOLIO TRANSACTIONS

Exchange-listed securities are generally traded on their principal exchange, unless another market offers a better result.  Securities traded only in the over-the-counter market may be executed on a principal basis with primary market makers in such securities, except for fixed prices offerings and except where the Company may obtain better prices or executions on a commission basis or by dealing with other than a primary market maker.  On occasion, the Company will place over-the-counter equity transactions on agency basis.  If an over-the-counter equity transaction is effected on an agency basis, clients will be charged commissions in addition to the broker’s spread with is included in the offer or bid price of the security.

In choosing brokers to effect portfolio transactions for the Company, the Company will consider any research, statistical or other information or services (the “Services”) provided by such other brokers which enhance the Company’s investment research and portfolio management capability generally. The Company also considers security price, speed of execution and willingness of the broker-dealer to commit its own capital.   Services provided by such brokers may be used in servicing all of the Company’s accounts and not all such Services may be used by the Company in connection with the accounts which paid commissions to the brokers providing the Services. Accordingly, the Company shall not be required or deemed to have the duty to obtain the lowest brokerage commission rates available or to combine or arrange orders to obtain the lowest brokerage commission rates available on transactions for its clients. If the amount of commission charged by a broker is reasonable in relation to the value of the brokerage functions and services provided by such broker to the Company, the Company may affect brokerage transactions with such broker notwithstanding the fact that such broker charges higher commissions than those another broker might charge. It is the Company’s policy, consistent with investment considerations, to seek the most favorable price and execution for brokerage orders.  Commissions on all brokerage transactions are subject to negotiation.

The Company may consider the research capabilities of various brokerage firms, including their coverage of various industries, the information systems offered by such brokerage firms and the timing and accuracy of their delivery of statistical information.  The Company may also effect transactions through brokers which pay for research services provided by third parties in accordance with Section 28(e) of the Securities Exchange Act of 1934.  These supplemental research and statistical services may consist of written or oral research reports from various services which aid the Company in fulfilling its investment decision making responsibilities, including security pricing services and electronic information management systems.  Research services furnished or paid for by brokers and through whom the Company effects transactions may be used by the Company in servicing all of the Company’s accounts and not all such services may be used by the Company in connection with the accounts which paid commissions to the brokers providing the services.  Commissions paid to brokers providing such research may be higher than those charged by brokers not providing such services.  The Company will effect transactions through brokers providing third party research services only if the commissions charged by such brokers are reasonable in relation to the value of the brokerage functions and research services provided.

The Board has adopted policies and procedures governing the allocation of brokerage to affiliated brokers. The Company will not place transactions with an affiliated broker-dealer, unless that broker-dealer can demonstrate to the Company that the Company will receive (1) a price and execution no less favorable than that available from unaffiliated persons, and (2) a price and execution equivalent to that which that broker-dealer would offer to unaffiliated persons in a similar transaction. The Board reviews all transactions which have been placed pursuant to those policies and procedures at its Board meetings. The Board will also periodically review the total amount of commissions paid by the Company to determine if the commissions paid over representative periods of time were reasonable in relation to commissions being charged by other brokers and the benefits to the Company of using particular brokers or dealers.

ADDITIONAL INFORMATION ABOUT PURCHASES AND SALES

Purchasing Shares—You may purchase Company shares directly from the Company. The Company reserves the right to reject any purchase order and to suspend the offering of shares. Under certain circumstances the Company may waive the minimum initial investment. The Company may also change or waive policies concerning minimum investment amounts at any time.

Selling Shares—You may sell your shares by giving instructions to the Transfer Agent to transfer such shares and providing information to the Transfer Agent about the transferee.

The Company may suspend or postpone the date of dividend payment during any period when (a) trading on exchanges is restricted as determined by the SEC or such exchange is closed for other than weekends and holidays (b) the SEC has by order permitted such suspension, or (c) an emergency, as defined by rules of the SEC, exists during which time the sale of Company shares or valuation of securities held by the Company are not reasonably practicable.

Frequent Purchases—The Company has no arrangements with any persons to permit frequent purchases of Company shares. The Company’s Board of Directors has approved a policy not to make any such arrangement and to discourage and not to accommodate such purchases. A shareholder may make no more that one purchase during any given work week.

TAX STATUS

The following is only a summary of certain additional federal income tax considerations generally affecting the Company and its investors.  No attempt is made to present a detailed explanation of the federal, state, local or foreign tax treatment of the Company or its investors, and the discussion here and in the Prospectus is not intended to be a substitute for careful tax planning.

The following general discussion of certain federal income tax consequences is based on the Internal Revenue Code (the “Code”) and the regulations issued thereunder as in effect on the date of this SAI.  New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, and may have a retroactive effect with respect to the transactions contemplated herein.

Distributions of Net Investment Income—The Company receives income generally in the form of dividend income on its investments.  This income, less expenses incurred in the operation of the Company, constitutes the Company’s net investment income from which dividends may be paid to you.   Any distributions by the Company from such income will be taxable to you as ordinary income, or at the lower capital gains rates that apply to distributions that qualify as qualified dividend income, whether you take them in cash or reinvest them in additional shares.  Absent further legislation, the lower tax rates applicable to qualified dividend income will not apply to distributions in taxable years beginning after December 31, 2010.

Distribution of Capital Gains—The Company may derive capital gains and losses in connection with sales or other dispositions of their portfolio securities.  Distributions from net short-term capital gains will be taxable to you as ordinary income.   Distributions from net long term capital gains will be taxable to you as long-term capital gain, regardless of how long you have held your shares in the Company.  Any net capital gains realized by the Company generally will be distributed once each year, and may be distributed more frequently, if necessary, in order to reduce or eliminate excise or income taxes on the Company.

Effects of Foreign Investments on Distributions—Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by the Company.   Similarly, foreign exchange losses realized by the Company on the sale of debt securities are generally treated as ordinary losses by the Company.  These gains when distributed will be taxable to you as ordinary dividends, and any losses will reduce the Company’s ordinary income otherwise available for distribution for you.  This treatment could increase or reduce the Company’s ordinary income distributions to you, and may cause some or all of the Company’s previously distributed income to be classified as return of capital.

The Company may be subject to foreign withholding taxes on income from certain of its foreign securities.  If more than 50% of the Company’s total assets at the end of the fiscal year are invested in securities of foreign corporations, the Company may elect to pass-through to you your pro rata share of foreign taxes paid by the Company. If this election is made, the year-end statement you receive from the Company will show more taxable income than was actually distributed to you. However, you will be entitled to either deduct your share of such taxes in computing your taxable income or (subject to limitations) claim a foreign tax credit for such taxes against your U.S. federal income tax. The Company will provide you with the information necessary to complete your individual tax return if it makes this election.

Information on the tax character of distributions--  The Company will inform you of the amount of your ordinary income dividends, qualified dividend income and capital gains distributions at the time they are paid, and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year.  If you have not held Company shares for a full year, the Company may designate and distribute to you, as ordinary income, qualified dividend income or capital gain, a percentage of income that is not equal to the actual amount of such income earned during the period of your investment in the Company.

Excise tax distribution requirements—To avoid federal excise taxes, the Code requires the Company to distribute to you by December 31st of each year, at a minimum the following amounts: 98% of its taxable ordinary income earned during the calendar year plus 98% of its capital gain net income earned during the twelve month period ended October 31 of such calendar year and 100% of any undistributed amounts from the prior year.  The Company intends to declare and pay these amounts in December (or in January that are treated by you as received in December) to avoid these excise taxes, but can give no assurances that its distributions will be sufficient to eliminate all taxes.

U.S. Government Obligations—Many states grant tax-free status to dividends paid to you from interest earned on direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by the Company.  Investments in Federal Home Loan Mortgage Corporation or Federal National Mortgage Association securities, bankers’ acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not generally qualify for tax-free treatment.  The rules on exclusion of this income are different for corporations.

INVESTMENT PERFORMANCE

For purposes of quoting and comparing the performance of the Company to that of other Funds and to relevant indices in advertisements or in reports to shareholders, performance will be stated in terms of total return or yield.  Both “total return” and “yield” figures are based on the historical performance of the Company, show the performance of a hypothetical investment and are not intended to indicate future performance.

Yield Information--   From time to the Company may advertise a yield figure.  A portfolio’s yield is a way of showing the rate of income the portfolio earns on its investments as a percentage of the portfolio’s share price.  Under the rules of the SEC, yield must be calculated according to the following formula:

yield=2[((a-b)/cd+1)m – 1]

where:

a= dividends and interest earned during the period

b= expenses accrued for the period (net of reimbursements)

c= the average daily number of shares outstanding during the period that were entitled to receive dividends

d= the maximum offering price per share on the last day of the period

The Company’s yield, as used in advertising, is computed by dividing the Company’s interest and dividend income for a given 30-day period, net of expenses, by the average number of shares entitled to receive distributions during the period dividing this figure by the Company’s NAV at the end of the period and annualizing the result (assuming compounding of income) in order to arrive at an annual percentage rate.  Income is calculated for purposes of yield quotations in accordance with standardized methods applicable to all stock and bond mutual funds.  Dividends from equity investments are treated as if they were accrued on a daily basis solely for the purposes of yield calculations.  In general, interest income is reduced with respect to bonds trading at a premium over their par value by subtracting a portion of the premium from income on a daily basis and is increased with respect to bonds trading at a discount by adding a portion of the discount to daily income. Capital gains and losses generally are excluded from the calculation.  Income calculated for the purpose of calculating the Company’s yield differs from income as determined for other accounting purposes.

Because of the different accounting methods used, and because of the compounding assumed in yield calculations, the yield quoted for the Company may differ from the rate of distributions the Company paid over the same period or the rate of income reported in the Company’s financial statements.

Total Return Performance—Total return quotations used by the Company are based on standardized methods of computing performance mandated the SEC.  The average annual total return (before taxes) of the Company is calculated according to the following formula:

P(1+T)n =ERV

where:

P = a hypothetical initial payment of $1,000

T =  average annual total return

n=  number of years  (1, 5 or 10)

ERV= ending redeemable value of a hypothetical $1,000 payment made at the beginning of the   1, 5 or 10 year periods ( or fractional portion thereof).

The average annual total return (before taxes) will be calculated under the foregoing formula and the time periods used in advertising will be based on rolling calendar quarters, updated to the last day of the most recent quarter prior to submission of the advertising for publication, and will cover prescribed periods.  When the period since inception is less than one year, the total return quoted will be the aggregate return for the period.  In calculating the ending redeemable value, all dividends and distributions by the Company are assumed to have been reinvested at NAV as described in the prospectus on the reinvestment dates during the period. Total return or “T” in the formula above, is computed by finding the average annual compounded rates of return over the prescribed periods (or fractional portions thereof) that would equate the initial amount invested to the ending redeemable value.

“Average annual total return (after taxes on distributions)” for a specified period is derived by calculating the actual dollar amount of the investment return on a $1,000 investment made at the maximum public offering price applicable at the beginning of the period, and then calculating the annual compounded rate of return (after federal income taxes on distributions but not redemptions) which would produce that amount, assuming a redemption at the end of the period.  This calculation assumes a complete redemption of the investment but further assumes that the redemption has not federal income tax consequences.

This calculation also assumes that all dividends and distributions, less the federal income taxes due on such distributions, are reinvested at net asset value on the reinvestment dates during the period.  In calculating the impact of federal income taxes due on distributions, the federal income tax rates used correspond to the tax character of each component of the distributions (e.g. ordinary income rate for ordinary income distributions, short-term capital gain rate for short term capital gains distributions and long-term capital gain rate for long-term capital gains distributions).  The highest individual marginal federal income tax rate in effect on the reinvestment date is applied to each component of the distributions on the reinvestment date.  Note that these tax rates may vary over the measurement period.  The effect of applicable tax credits, such as the foreign tax credit, is also taken into account in accordance with federal tax law.   The calculation disregards (i) the affect of phase-outs of certain exemptions, deductions and credits at various income levels, (ii) the impact of the federal alternative minimum tax and (iii) the potential tax liabilities other than federal tax liabilities (e.g., state and local taxes).

“Average annual total return (after taxes on distributions and redemptions)” for a specified period is derived by calculating the actual dollar amount of the investment return on a $1,000 investment made at the maximum public offering price applicable at the beginning of the period, and then calculating the annual compounded rate of return (after federal income taxes on distributions and redemptions) which would produce that amount, assuming a redemption at the end of the period.  This calculation assumes a complete redemption of the investment.

This calculation also assumes that all dividends and distributions, less the federal income taxes due on such distributions, are reinvested at net asset value on the reinvestment dates during the period.  In calculating the federal income taxes due on distributions, the federal income tax rates used correspond to the tax character of each component of the distributions (e.g., ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gains distributions and long-term capital gain rate for long-term capital gains distributions).  The highest individual marginal federal income tax rate in effect on the reinvestment date is applied to each component of the distributions on the reinvestment date.  Note that these tax rates may vary over the measurement period.  The effect of applicable tax credits, such as the foreign tax credit, is taken into account in accordance with federal tax law.  The calculation disregard the (i) effect of phase-outs of certain exemptions, deductions and credits at various income levels, (ii) the impact of the federal alternative minimum tax and (iii) the potential tax liabilities other than federal tax liabilities (e.g. state and local taxes).  In calculating the federal income taxes due on redemptions, capital gains taxes resulting from a redemption are subtracted from the redemption proceeds and the tax benefits from capital losses resulting from the redemption are added to the redemption proceeds.  The highest federal individual capital gains tax rate in effect on the redemption date is used in such calculation.  The federal income tax rates used correspond to the tax character of any gains or losses (e.g., short-term or long-term).

The Company may also, from time to time, include in such advertising an aggregate total return figure or an average annual total return figure that is not calculated according to the formula set forth above in order to compare more accurately the Company’s performance with other measures of investment return.  The Company may quote an aggregate total return figure in comparing total return with data published by Lipper Analytical Services, Inc. or with the performance of various indices including, but not limited to, the Dow Jones Industrial Average, the Standard & Poor’s 500 Stock Index, Russell Indices, the Value Line Composite Index, the Lehman Brothers Bond, Government Corporate, Corporate and Aggregate Indices, Merrill Lynch Government & Agency Index or the Morgan Stanley Capital International World Index. For such purposes, the Company calculates its aggregate total return for the specific periods of time by assuming the investment of $1,000 in shares and assuming the reinvestment of each dividend or other distribution at NAV on the reinvestment date.  Percentage increases are determined by subtracting the initial value of the investment from the ending value and by dividing the remainder by the beginning value.  To calculate its average annual return, the aggregate return is then annualized according to the SEC’s formula for total return quotes outlined above.  The Company may also advertise the performance rankings assigned by the various publications and statistical services, including but not limited to, Capital Resource Advisors, Lipper Mutual Performance Analysis, Intersec Research Survey of non-U.S. Equity Fund Returns, Frank Russell International Universe, and any other data which may be reported from time to time by Dow Jones & Company, Morningstar, Inc. Chase Investment Performance, Wilson Associates, Stanger, CDA Investment Technologies, Inc. the Consumer Price Index (“CPI”), The Bank Rate Monitor National Index or IBC/Donaghue’s Average U.S. government and Agency, or as appears in various publications, including but not limited to, The Wall Street Journal, Forbes, Barron’s, Fortune, Money Magazine, The New York Times, Financial World, financial Services Week, USA Today and other national or regional publication.

FINANCIAL INFORMATION

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Wedgewood Investment Group, Inc. (A Development Stage Company)

3887 Pacific Street

Las Vegas, NV 89121

We have audited the accompanying statement of assets and liabilities of Wedgewood Investment Group, Inc. (A Development State Company) and the related statement of operations and statement of cash flows as of and for the period ended September 18, 2007. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the financial position of Wedgewood Investment Group, Inc. (A Development State Company) as of and for the period ended September 18, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sarah Jenkins

The Blackwing Group, LLC

Issuing Office: Independence, MO

January 12, 2008

WEDGEWOOD INVESTMENT GROUP, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF ASSETS AND LIABILITIES
SEPTEMBER 18, 2007

ASSETS

Current Assets
Cash and Cash Equivalents	$-
Accounts Receivable - Trade	-
Total Current Assets	-

Fixed Assets
Machinery and Equipment	-
Furniture and Fixtures	-
Vehicles	-
Leasehold Improvements	-
-
Accumulated Depreciation	-
Total Fixed Assets	-

Other Assets
Organization Costs	200
Total Other Assets	200

Total Assets	$200

LIABILITIES AND NET ASSETS

Current Liabilities
Accounts Payable	$-
Accrued Payroll Taxes	-
Loans From Shareholders	-
Total Current Liabilities	-

Net Assets Representing Shareholders' Equity
Capital Stock (25,000,000 issued and outstanding)	25,000
Additional Paid In Capital	-
Retained Earnings	(24,800)
Total Net Assets	200

Total Liabilities and Net Assets	$200

Net Value Per Share	0.00

WEDGEWOOD INVESTMENT GROUP, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED SEPTEMBER 18, 2007

Income
Dividend Revenue	-
Interest on Securities	-
Total Income	-

General and Administrative Expenses
Advertising	-
Bank Charges	-
Consulting	24,800
Depreciation	-
Dues and Subscriptions	-
Entertainment	-
Travel	-
Uniforms - Laundry	-
Utilities	-
Meals and Entertainment	-
Business Taxes	-
State Disability Employers Ins.	-
Workman's Compensation	-
State Unemployment	-
Total Expenses	24,800

Net Income (Loss)	$(24,800)

Net Income (Loss) per share - 25,000,000 shares issued	(0.0010)

WEDGEWOOD INVESTMENT GROUP, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED SEPTEMBER 18, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$(24,800)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-
Amortization	-
(Increase) decrease in:
Accounts Receivable	-
Organization Costs	(200)
Increase (decrease) in:
Accounts Payable	-
Accrued Payroll Taxes	-
Net Cash Provided (Used) By Operating Activities	(25,000)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-
Net Cash (Used) By Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Loans From Shareholders	-
Capital Contributions	25,000
Net Cash (Used) By Financing Activities	25,000

NET INCREASE (DECREASE) IN CASH	-

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$-

WEDGEWOOD INVESTMENT GROUP, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON SEPTEMBER 17, 2007
(Expressed in US Dollars)

Capital Stock Issued	Number of	Par	Additional Paid	Deficit	Total Stockholders'
(no par value)	Common Shares	Value	In Capital	Accumulated	Equity (Deficit)

- at September 18, 2007	25,000,000	0.001	-	(24,800)	200

Net Loss for the period from September 17, 2007
to September 18, 2007				(24,800)	(24,800)

Balance as of September 18, 2007					200

WEDGEWOOD INVESTMENT GROUP, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF SEPTEMBER 17, 2007

 TO SEPTEMBER 18, 2007

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Wedgewood Investment Group, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

Wedgewood Investment Group, Inc. (the Company) was incorporated in the State of Nevada on September 17, 2007. The Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company has elected a fiscal year end of December 31st.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

WEDGEWOOD INVESTMENT GROUP, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF SEPTEMBER 17, 2007

 TO SEPTEMBER 18, 2007

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment (continued)

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company provides custom solutions for business management needs. The Company reports income and expenses on the accrual basis of accounting, whereby income is recorded when it is earned and expenses recorded when they are incurred. In this specific industry revenue from jobs is recognized as stipulated in each contract for services. The Company currently has not met any contract terms for recognition of revenue.

Cost of Goods Sold

Job costs include all direct materials, and labor costs and those indirect costs related to contracted services. Selling, general and administrative costs are charged to expense as incurred.

Advertising

Advertising expenses related to specific jobs are allocated and classified as costs of goods sold. Advertising expenses not related to specific jobs are recorded as general and administrative expenses.

WEDGEWOOD INVESTMENT GROUP, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF SEPTEMBER 17, 2007

 TO SEPTEMBER 18, 2007

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on Wedgewood Investment Group, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Wedgewood Investment Group, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Common Stock

The Company has authorized common stock and has not authorized any other form of stock including preferred stock.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

In December of 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123.”  SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133.  “Accounting for Derivative Instruments and Hedging Activities, “ SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

WEDGEWOOD INVESTMENT GROUP, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF SEPTEMBER 17, 2007

 TO SEPTEMBER 18, 2007

Recently Issued Accounting Pronouncements (Continued)

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for how an issuer measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument within its scope as a liability (or asset in some circumstances).  SFAS No. 150 was effective for financial statements entered into or modified after May 31, 2003 and otherwise was effective and adopted by the Company in 2003.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.”  This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle.  This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, when practicable.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

NOTE B – STOCK-BASED COMPENSATION

Stock-based compensation is defined as compensation arrangements under which employees receive shares of stock, stock options, or other equity instruments, or under which the employer incurs obligations to the employees based on the price of the company’s shares.

In September 2007, the Company issued Twelve Million Five Hundred Thousand (12,500,000) shares of common stock to its officer and director, Edward Lawson. This stock was issued to Mr. Lawson as compensation for services rendered as the incorporator of the Company.  The services performed for the company were considered to have a value of Twelve Thousand Five Hundred Dollars ($12,500.00) setting the issue price of the stock-based compensation at .001 per share. The option price of this stock-based compensation is the same as the registered price. That is, the option price is equal to the market price, therefore per APB 25 no compensation is to be recognized.

In September 2007, the Company issued Twelve Million Five Hundred Thousand (12,500,000) shares of common stock to its officer and director, Beverly Lawson. This stock was issued to Ms. Lawson as compensation for services rendered as the incorporator of the Company.  The services performed for the company were considered to have a value of Twelve Thousand Five Hundred Dollars ($12,500.00) setting the issue price of the stock-based compensation at .001 per share. The option price of this stock-based compensation is the same as the registered price. That is, the option price is equal to the market price, therefore per APB 25 no compensation is to be recognized.

WEDGEWOOD INVESTMENT GROUP, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF SEPTEMBER 17, 2007

 TO SEPTEMBER 18, 2007

NOTE C – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to face strong competition from well-established companies and small independent companies. Accordingly, the Company expects to compete on the basis of quality of research in investments by using an investment committee to investigate potential stock purchase.

The Investment Committee utilizes a four-part investment process for the Company, which integrates a rigorous qualitative assessment of a company’s character and competencies into a traditional financial analysis framework.  The Company’s investment process examines a company and its stock from four independent perspectives.

•

Fundamental Analysis

•

Quality Analysis

•

Valuation Analysis

•

Portfolio Construction

The fundamental analysis focuses on revenue growth, earnings growth, earnings stability, profitability and balance sheet strength.  Companies that pass this fundamental analysis hurdle become candidates for the quality analysis.

In the quality analysis, the Investment Committee addresses an organization based on the character and competencies of the company.  The Company believes that companies that demonstrate strength in character and core competencies will likely lead to their success over the competition.  The Investment Committee will also focus in this portion of the analysis on a company’s corporate culture.

NOTE D – INCOME TAXES

The Company (Wedgewood Investment Group, Inc.) filed organization paperwork with the State of Nevada. At the time of filing Wedgewood Investment Group, Inc. elected and filed to be Sub Chapter S Corporations. This election allows all income taxes to be the responsibility of the Shareholders of Corporation not the corporation.

WEDGEWOOD INVESTMENT GROUP, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF SEPTEMBER 17, 2007

 TO SEPTEMBER 18, 2007

NOTE D – INCOME TAXES (continued)

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

NOTE E – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” The weighted –average number of common shares outstanding during each period is used to compute basic loss per share. Basic net loss per common share is based on the weighted-average number of share of common stock of Twenty Five Million  (25,000,000) outstanding in the development period ending September 18, 2007.

Appendix A

PROXY AND CORPORATE ACTION VOTING POLICIES AND PROCEDURES

The Board has delegated to the President the responsibility for decisions regarding proxy voting for securities held by the Company.  Please see exhibit 99.h5 for the Presidents proxy voting policy guidelines.

PART C

OTHER INFORMATION

ITEM 23.  Exhibits.

99.a

Articles of Incorporation *

99.b

Bylaws *

99.h1

Accounting Service Agreement between the Company and The Blackwing Group, Inc. *

99.h2

Transfer Agency and Services Agreement *

99.h3

Insider Trading & Confidentiality Policy *

99.h4

Policy on Personal Securities Transactions *

99.h5

Proxy Voting Policies & Procedures (Presidents) *

99.h6

Proxy & Corporate Action Voting Policies & Procedures *

99.h7

Portfolio Holding Disclosure Policy *

99.h8

Analyst & Shareholder Communication Policy *

99.i

Opinion and Consent of Legal Counsel. *

99.j

Consent of The Blackwing Group

99.p1

Code of Business Conduct and Ethics (Management) *

99.p2

Portfolio Code of Business Conduct & Ethics. *

* Incorporated by reference to the Form N-1A filed with the Securities and Exchange Commission on February 12, 2008.

ITEM 24.   Persons Controlled by or Under Common Control with the Registrant.

No person is controlled by or under common control with the Registrant.

ITEM 25.   Indemnification.

A person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the directors as a directors, partner, officer, employee or agent of a corporation, partnership, joint venture or other enterprises shall be indemnified by the Company to the fullest extent permitted by the Nevada Revised Statutes, as such may be amended from time to time, the Registrant’s Bylaws and other applicable law.  In case any shareholder or former shareholder of the Registrant shall be held to be personally liable solely by reason of his being or having been a shareholder of the Registrant or any series or class of the Registrants and not because of his acts or omissions or for some other reason, the shareholder or former shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the assets belonging to the applicable series (or allocable to the applicable class), to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Registrant’s Bylaws and applicable law.

Insofaras indemnification for liability arising under the Securities Act of 1933 (the “1933 Act”) may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defenses of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 26.   Business and Other Connections of the Investment Advisor.

See the Prospectus section entitled “Management” for the activities and affiliations of the officers and directors of the Registrant who act as Investment Advisors for the Company.  Except as so provided, to the knowledge of the Registrant, none of the directors or executive officers of the Company is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

ITEM 27.   Principal Underwriters

(a)   None.

(b)   Not Applicable.

(c)    Not Applicable.

ITEM 28.  Location Of Accounts and Records.

The accounts, books or other documents of the Registrant required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are kept in several locations:

(a)   The Company’s statutory office at 3887 Pacific Street, Las Vegas, NV 89147.

(b)   The Blackwing Group, LLC, 18921 G E Valley View Parkway #325, Independence, MO 64055, the Company’s auditors and accountants (items relating to accounting).

(c)    Action Stock Transfer Corp. 7069 S. Highland Dr. Suite 300, Salt Lake City, UT 84121 the Company’s transfer Agent.

ITEM 29.  Management Services.

There are no management-related service contracts not discussed in Parts A or B of this Form.

ITEM 30.  Undertakings.

None.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Las Vegas, and State of Nevada on May 5, 2008.

WEDGEWOOD INVESTMENT GROUP, INC.

By: /s/ Michael Westhaver

  Michael Westhaver CEO/President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date included.

/s/ Michael Westhaver
Michael Westhaver
CEO/President	Date	May 5, 2008

/s/ Paul Jacobson
Paul Jacobson
CFO	Date	May 5, 2008

INDEX TO EXHIBITS

(FOR REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940)

EXHIBIT NO.

UNDER PART C

OF FORM N-1A     NAME OF EXHIBIT

99.a

Articles of Incorporation *

99.b

Bylaws *

99.h1

Accounting Service Agreement between the Company and The Blackwing Group, Inc. *

99.h2

Transfer Agency and Services Agreement *

99.h3

Insider Trading & Confidentiality Policy *

99.h4

Policy on Personal Securities Transactions *

99.h5

Proxy Voting Policies & Procedures (Presidents) *

99.h6

Proxy & Corporate Action Voting Policies & Procedures *

99.h7

Portfolio Holding Disclosure Policy *

99.h8

Analyst & Shareholder Communication Policy *

99.i

Opinion and Consent of Legal Counsel. *

99.j

Consent of The Blackwing Group

99.p1

Code of Business Conduct and Ethics (Management) *

99.p2

Portfolio Code of Business Conduct & Ethics. *

* Incorporated by reference to the Form N-1A filed with the Securities and Exchange Commission on February 12, 2008.